Exhibit 10.33





               OPERATION AND MAINTENANCE AGREEMENT
                               FOR
                     TRANSMISSION FACILITIES
  (Transferred Under Wisconsin "Reliability 2000" Legislation)






                             Between

                American Transmission Company LLC

                               and

               Wisconsin Electric Power Company *










                  Dated as of December 29, 2000



1.   DEFINITIONS AND INTERPRETATION                            3
     1.1  Definitions, Generally.                              3
     1.2  Special Definitions.                                 3
          1.2.1  Baseline Maintenance Budget.                  3
          1.2.2  Baseline Resource Hours.                      3
          1.2.3  Emergency Response Services.                  3
          1.2.4  Facilities Maintenance Plan.                  3
          1.2.5  Good Cause.                                   4
          1.2.6  Good Utility Practice.                        4
          1.2.7  Key Personnel.                                4
          1.2.8  Maintenance Resource Budget.                  4
          1.2.9  Maintenance Resource Hours.                   5
          1.2.10 Maintenance Services.                         5
          1.2.11 Operations Date.                              5
          1.2.12 Operation Services.                           5
          1.2.13 Party.                                        5
          1.2.14 Parties.                                      6
          1.2.15 Services.                                     6
          1.2.16 Technology.                                   6
          1.2.17 Transmission Facilities.                      6
          1.2.18 Transmission System.                          7
2.   TERM                                                      7
     2.1  Term of Agreement.                                   7
     2.2  Extension.                                           7
3.   REQUIRED REGULATORY APPROVALS                             7
4.   RESPONSIBILITIES OF UTILITY CONTRACTOR                    7
     4.1  Scope of Services.                                   7
     4.2  Performance Standards.                               8
     4.3  Operation Services.                                 10
     4.4  Maintenance Services.                               12
     4.5  Utility Contractor Resources.                       16
     4.6  Facilities Maintenance Plan.                        17
     4.7  Budget.                                             19
     4.8  Reports.                                            20
     4.9  Training.                                           20
     4.10 Contracts with Third Parties.                       21
5.   RESPONSIBILITIES OF ATCLLC                               22
6.   COMPENSATION OF UTILITY CONTRACTOR                       23
     6.1  Compensation for Operation Services and
          Maintenance Services.                               23
     6.2  Methods of Calculating the Compensation Due.        23
     6.3  Minimum Compensation for Maintenance Services.      24
     6.4  Compensation for Inventory and Storage.             25
     6.5  Billing and Payment.                                26
     6.6  Audits and Adjustments.                             26
7.   OWNERSHIP                                                27
8.   DISPUTE RESOLUTION                                       28
9.   FORCE MAJEURE                                            28
10.  LIMITATION ON LIABILITY                                  29
11.  INDEMNITY                                                30
12.  INSURANCE                                                32
13.  SUCCESSORS AND ASSIGNS                                   34
14.  NOTICE                                                   35
15.  MISCELLANEOUS                                            36
     15.1  Compliance with Laws.                              36
     15.2  Entire Agreement.                                  36
     15.3  Counterparts.                                      36
     15.4  Amendment.                                         37
     15.5  Survival.                                          37
     15.6  Independent Contractor.                            37
     15.7  Confidentiality.                                   37
     15.8  Standards of Conduct.                              38
     15.9  No Implied Waivers.                                39
     15.10 No Third-Party Beneficiaries.                      39
     15.11 Severability.                                      39
     15.12 Governing Law.                                     40
     15.13 Operation and Prospective Planning.                40
     15.14 Headings.                                          40
     15.15 Affiliate Status of Parties.                       40



               OPERATION AND MAINTENANCE AGREEMENT

                               FOR

                     TRANSMISSION FACILITIES



     THIS OPERATION AND MAINTENANCE AGREEMENT FOR TRANSMISSION

FACILITIES ("Agreement") is entered into as of December 29, 2000 by and between Wisconsin Electric Power Company or WEPCO

("Utility Contractor"), a Wisconsin corporation, and American

Transmission Company LLC ("ATCLLC"), a Wisconsin limited

liability company (Utility Contractor and ATCLLC are individually referred to as "Party" and collectively as "the Parties").

                            RECITALS

     WHEREAS, Wisconsin Act 9 ("Reliability 2000 Legislation"),

effective October 29, 1999, authorized the organization of a new company to provide electric transmission service;

     WHEREAS, pursuant to the provisions of the Reliability 2000

Legislation, ATCLLC was organized to provide transmission

service;

     WHEREAS, the Reliability 2000 Legislation authorized

electric transmission utilities to transfer their transmission assets to a new company organized to provide transmission

service;

     WHEREAS, WEPCO has agreed to transfer its transmission

assets to ATCLLC;

     WHEREAS, the Reliability 2000 Legislation requires ATCLLC to contract with each utility that has transferred transmission facilities to the new company for the utility to provide

reasonable and cost-effective operation and maintenance services to ATCLLC for a period of three years after ATCLLC commences operations;

     WHEREAS, Utility Contractor and ATCLLC each desire to use

this Agreement to satisfy said requirement of the Reliability

2000 Legislation.

     WHEREAS, in furtherance of said requirement of the

Reliability 2000 Legislation, the Parties desire to reflect

herein their agreement for the provision of Operation Services and Maintenance Services as defined in this Agreement.  The

Parties have also entered into a Forming Party Agreement

Regarding Operating Principles dealing with the performance of certain functions in operation of the Transmission System and a

Transitional Services Agreement pursuant to which the Parties have arranged for the provision of additional services upon

commencement of operations by ATCLLC and over a transitional period.

     WHEREAS, since the Parties intend that Utility Contractor

will commit resources to performance of the services contemplated hereunder and that ATCLLC will develop the nature and level of maintenance activity to be performed in accordance with the

procedures, and subject to the standards of, this Agreement, the

Parties have provided that ATCLLC will commit to pay for a

certain level of activity in any event.  To minimize the

possibility that changes in ATCLLC's  maintenance plans will result in incurrence of this fixed cost obligation, the Parties have further agreed that ATCLLC may, subject to certain

conditions, including compliance with applicable labor

agreements, use the services of Utility Contractor elsewhere on its system.  For convenience, the Parties have expressed the foregoing commitment as an obligation to use an annual minimum of

85% of the number of hours of Utility Contractor's own labor used in a representative year for Transmission Facilities maintenance,

to pay the direct costs of such Utility Contractor's own labor at an agreed upon rate per hour, and all associated overheads, and to pay an annual minimum of 85% of the annual expenditure of

Utility Contractor for Transmission Facilities maintenance in a representative year.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereby agree as follows:

               1.   DEFINITIONS AND INTERPRETATION

     1.1  Definitions, Generally.

     Unless defined in Section 1.2 of this Agreement, the

definition of each defined term used in this Agreement shall be the same as the definition for that term set forth in the OATT,

the Operating Agreement of ATCLLC, or the Asset Contribution

Agreement between the Parties.

     1.2  Special Definitions.

     The following capitalized terms used in this Agreement shall be defined as set forth below:

          1.2.1     Baseline Maintenance Budget.

          "Baseline Maintenance Budget" shall mean 85% of the

     Maintenance Resource Budget.

          1.2.2     Baseline Resource Hours.

          "Baseline Resource Hours" shall mean eighty-five

     percent (85%) of Maintenance Resource Hours.

          1.2.3     Emergency Response Services.

          "Emergency Response Services" shall have the definition

     provided in Section 4.3 of this Agreement and includes those

     Services identified on Exhibit A to this Agreement as

     "Emergency Response Services."

          1.2.4     Facilities Maintenance Plan.

          "Facilities Maintenance Plan" shall mean the plan for

     the provision of Maintenance Services as defined in Section

     4.6 of this Agreement.

          1.2.5     Good Cause.

          "Good Cause" shall mean (i) misconduct that is or could

     be materially detrimental to the Utility Contractor or

     ATCLLC, (ii) breach of a material provision of any agreement to which the Utility Contractor is a party; (iii) the

     commission of one or more acts which constitute an

     indictable crime under United States Federal, state, or

     local law, or (iv) the failure to substantially perform work-

     related duties.

          1.2.6     Good Utility Practice.

          "Good Utility Practice" shall mean any of the

     practices, methods and acts engaged in or approved by a

     significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in

     light of the facts known at the time the decision was made,

     could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices,

     reliability, safety and expedition.  Good Utility Practice is not intended to be limited to the optimum practice,

     method or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

          1.2.7     Key Personnel.

          "Key Personnel" shall mean individuals employed by the

     Utility Contractor in the positions of managers and

     supervisors and who are designated as the individuals

     directly responsible for supervising or managing work to be performed or services to be provided under this Agreement.

          1.2.8     Maintenance Resource Budget.

          "Maintenance Resource Budget" shall mean the total

     Transmission Facilities maintenance costs established

     consistent with Schedule 1 of this Agreement, of Utility

     Contractor for the Transmission Facilities for a year

     representative of normal conditions, which representative

     year shall be based upon  a normalized average of such costs over the past five years or the projected 1/1/2001

     Transmission Facilities maintenance budget of Utility

     Contractor, as agreed by the Parties.

          1.2.9     Maintenance Resource Hours.

          "Maintenance Resource Hours" is an annual unit of

     measurement that shall mean the number of hours of

     transmission maintenance work performed by Utility

     Contractor's own employees on the Transmission Facilities in a year representative of normal conditions, which

     representative year shall be based upon an average of such hours over the past five years or as otherwise agreed by the

     Parties.  Maintenance Resource Hours does not include any

     work performed by Utility Contractor's supervisory or

     management employees covered in overhead, or by Utility

     Contractor's subcontractors.

          1.2.10    Maintenance Services.

          "Maintenance Services" shall mean those Services

     identified on Exhibit A to this Agreement as "Maintenance

     Services and as further defined in Section 4.4."

          1.2.11    Operations Date.

          "Operations Date" shall mean January 1, 2001 or such

     later date on which ATCLLC receives the necessary approvals,

     and commences operations.

          1.2.12    Operation Services.

          "Operation Services" shall mean those Services

     identified on Exhibit A to this Agreement as "Operation

     Services" and "Emergency Response Services," and as further defined in Sections 4.3(a) and (b).

          1.2.13    Party.

          "Party" shall mean either Utility Contractor or ATCLLC.

          1.2.14    Parties.

          "Parties" shall mean both Utility Contractor and

     ATCLLC.

          1.2.15    Services.

          "Services" shall mean all Operation Services and

     Maintenance Services.

          1.2.16    Technology.

          "Technology" shall mean any ideas, know-how,

     inventions, developments, discoveries, trade secrets,

     processes, technical information, and improvements relating in any way to the Services, including without limitations,

     machines, manufactures, methods, techniques, systems,

     computer software and documentation, data and information

     (including, but not limited to, maintenance records,

     reports, training materials, findings, charts, tables and

     diagrams) (irrespective of whether in human or machine-

     readable form), works of authorship, and products, whether or not patentable, copyrightable, or susceptible to any

     other form of protection and whether or not reduced to

     practice, and whether or not described in writing.

          1.2.17    Transmission Facilities.

          "Transmission Facilities" shall mean the facilities for

     the transmission of electric energy and ancillary services transferred to ATCLLC by Utility Contractor pursuant to, and identified in, the Asset Contribution Agreement between

     ATCLLC and WEPCO, dated December 15, 2000, and new

     facilities constructed or acquired by ATCLLC to the extent

     ATCLLC requests that Utility Contractor provide Services for such facilities and to the extent Utility Contractor agrees to provide such Services.

          1.2.18    Transmission System.

          "Transmission System" shall mean the system of

     facilities for the transmission of electric energy and

     ancillary services owned or controlled by ATCLLC and which are covered by the ATCLLC OATT.

                            2.   TERM

     2.1  Term of Agreement.

     Subject to Article 3, this Agreement shall be effective from the date of its execution or the Operations Date, whichever is earlier, and shall continue in effect for an initial term through the day before the third anniversary of the Operations Date.

     2.2  Extension.

     This Agreement shall automatically renew for subsequent one year terms unless sooner terminated in accordance with the terms of this Agreement or either Party provides written notice of its intent not to renew at least one year prior to the end of the then-current term.

               3.   REQUIRED REGULATORY APPROVALS

     The effectiveness of this Agreement is hereby expressly

conditioned upon the receipt by Utility Contractor and ATCLLC of all permits, regulatory authorizations and regulatory approvals that shall be required by the Parties to enter into and perform their obligations under this Agreement in a form acceptable in the reasonable judgment of the Party affected thereby.

           4.   RESPONSIBILITIES OF UTILITY CONTRACTOR

     4.1  Scope of Services.

     (a)  Utility Contractor shall perform, or cause to be

performed, the Services in accordance with the terms, conditions and procedures specified in this Agreement.

     (b)  Except as specifically provided in this Agreement,

Utility Contractor shall be the exclusive provider of the

Services to the Transmission Facilities during the term of this

Agreement.

     (c)  ATCLLC shall have the right to direct Utility

Contractor to provide any Operation Services, including Emergency

Response Services, that may be necessary or appropriate, in

accordance with Good Utility Practice, for the operation of any of the Transmission Facilities.

     (d)  Utility Contractor shall provide Maintenance Services for the Transmission Facilities subject to any limitations on

Utility Contractor's obligation or right to provide such services which are contained in this Agreement.

     4.2  Performance Standards.

     (a)  In meeting their responsibilities hereunder, the

Parties shall at all times follow Good Utility Practice, the adequacy obligation set forth in Section 2.7 of the Operating

Agreement of ATCLLC, and the requirements of this Agreement.

     (b)  Utility Contractor shall provide Services in accordance with ATCLLC direction as necessary to give effect to ATCLLC

policies, plans and business decisions but Utility Contractor shall be responsible for determining the manner of performance and for supervision of the work specified by ATCLLC or its duly authorized designee.  With respect to performance of Operation

Services, should Utility Contractor object to following the

specifications or directives of ATCLLC on any basis, Utility

Contractor shall nonetheless follow such directives and

specifications.  Where, in the judgment of Utility Contractor,

following the specifications or directives of ATCLLC would pose a substantial risk to property or human safety, Utility Contractor shall, where time permits, notify a representative of ATCLLC and seek relief from the specification or directive.  Where Utility

Contractor does not have time to notify an ATCLLC representative and obtain relief, the Utility Contractor may take reasonable steps to mitigate damage to property or risk to human safety.  In any non-emergency case in which Utility Contractor objects to following the directives or specifications of ATCLLC, its Key

Personnel shall so notify ATCLLC in writing or confirm oral

notice in writing.  Utility Contractor may, where it has given the notice required in this Section, subsequently address its objections under the dispute resolution process set forth in

Article 8 of this Agreement.

     (c)  Except as directed by ATCLLC and/or the Facilities

Maintenance Plan, Utility Contractor shall make good faith

efforts to maintain the pre-Agreement quality and timeliness of its performance of the Services in accordance with Good Utility

Practice, including priority of work, maintenance intervals, and methods.

     (d)  In providing the Operation Services, and in

implementing the Facilities Maintenance Plan, Utility Contractor

shall, except as directed by ATCLLC and/or provided in Facilities

Maintenance Plans, continue to seek to preserve the useful life of the Transmission Facilities.

     (e)  Except as otherwise directed by ATCLLC or as provided in the Facilities Maintenance Plan, the Budget, or prescribed by

Good Utility Practice, Utility Contractor shall maintain and operate the Transmission Facilities (i) in accordance with

standards and procedures necessary to preserve coverages under all insurance policies applicable to the Transmission Facilities;

(ii) in accordance with the procedures required to preserve all applicable manufacturers' warranties; and (iii) with best efforts to leave any portion of the Transmission Facilities on which work is performed in good repair and reliable working order on

completion of the work.

     (f)  Utility Contractor shall not be deemed to have failed to adequately perform a specific Service under this Agreement where (i) Utility Contractor has performed the specific Service in accordance with Good Utility Practice, the Facilities

Maintenance Plan, or any directive, specification, procedure or policy of ATCLLC; or (ii) where its ability to adequately perform a specific Service was constrained by an ATCLLC-imposed budgetary limitation on that specific Service to which limitation Utility

Contractor objected in writing, or if orally, confirmed in

writing by Key Personnel, at such time as the effect of the

budget restraint became known.

     (g)  If ATCLLC discovers that any Services performed fail to conform to this Agreement, Utility Contractor shall, at ATCLLC's option, promptly correct or re-perform such non-conforming

Services so that they conform to this Agreement.  Without

limiting the generality of this provision, Utility Contractor shall provide the labor, engineering, supervision, equipment,

tools and materials necessary to effect such remedy.  Utility

Contractor shall perform its remedial obligations hereunder in a timely manner consistent with ATCLLC's reasonable requirements.

If Utility Contractor repeatedly fails, or is unable, to remedy such non-conforming Services during a period consistent with

ATCLLC's reasonable requirements, ATCLLC may undertake to remedy the non-conforming Services and in such case Utility Contractor shall reimburse ATCLLC for any reasonable costs incurred thereby.

This subsection shall be in addition to any other remedies

provided by this Agreement or available at law or equity.

     (h)  In its performance of Emergency Response Services,

Utility Contractor shall undertake service restoration efforts in a fashion which does not unduly favor or discriminate against any distribution system.

     4.3  Operation Services.

     (a)  Operations Services.

     Utility Contractor shall perform all of ATCLLC's

requirements for Operation Services identified in Exhibit A as specified and directed by ATCLLC.  Exclusive of Emergency

Response Services, which are addressed separately below,

Operation Services consist of the following:

          (i)  field switching of transmission equipment,

          (ii) investigating system anomalies and performing

     other field operational activities necessary or appropriate for the operation of the Transmission System.  Utility

     Contractor shall perform these switching and related

     activities using its employees who typically perform such

     functions.

     (b)  Emergency Response Services.

     Utility Contractor shall perform, or cause to be performed,

all of ATCLLC's requirements for Emergency Response Services.

Emergency Response Services shall mean all services needed for emergency response, repairs and reporting related to the

Transmission Facilities, including those items designated on

Exhibit A as Emergency Response Services.  Utility Contractor

shall maintain an organization and personnel sufficient for 24-

hours per day, seven days per week provision of Emergency

Response Services to ATCLLC. Communications between ATCLLC and

Utility Contractor concerning Emergency Response Services shall be made using the method or methods appropriate under the

circumstances at the time the communication takes place.  In carrying out such Services:

          (1)  Utility Contractor shall make timely reports to

     ATCLLC Operation Centers of the impact of anticipated and

     actual weather and emergency conditions on the Transmission

     Facilities, including regular updates as to the actions

     taken by Utility Contractor in response thereto.

           (2) Utility Contractor shall work closely with ATCLLC

     to coordinate communications with customers, public agencies and the media about emergency conditions and service

     restoration efforts.

          (3)  Utility Contractor shall take prompt and timely

     action to prevent or minimize damage to Transmission

     Facilities, and to facilitate their restoration to service,

     in a weather or other emergency.  Utility Contractor shall seek prior approval of such actions by ATCLLC if

     practicable.  Such prior approval may be in the form of an emergency response plan agreed to by ATCLLC and Utility

     Contractor.

          (4)  Unless otherwise directed by ATCLLC, Utility

     Contractor shall repair and replace damaged Transmission

     Facilities, and promptly restore the Transmission Facilities to pre-emergency conditions.

          (5)  If ATCLLC reasonably believes that Utility

     Contractor either lacks, or will be unable or unwilling to deploy, sufficient resources to promptly restore

     Transmission Facilities to their pre-emergency condition or to promptly facilitate their restoration to service, ATCLLC may, notwithstanding Section 4.1(b), provide such resources itself or through third parties, consistent with Good

     Utility Practice.  In such event, and to the extent

     available, Utility Contractor shall provide the necessary

     equipment, spare parts, materials and supplies to ATCLLC or its contractors as requested by ATCLLC.

     4.4  Maintenance Services.

     (a)  General.

     Except as expressly provided in this Agreement, Utility

Contractor shall perform, or cause to be performed, all

Maintenance Services as described in Exhibit A to this Agreement and in each Quarterly update of the Facilities Maintenance Plan.

In accordance with each Facilities Maintenance Plan, the work shall include:

          (1)  periodic inspection, testing and monitoring;

          (2)       scheduling and execution of preventive and

     corrective maintenance;

          (3)       scheduling and execution of outages needed to

     perform preventive and corrective maintenance;

          (4)       compiling and maintaining records, reports

     and data bases related to preventive and corrective

     maintenance activities;

          (5)  ensuring compliance with quality assurance

     policies and procedures of ATCLLC, consistent with Good

     Utility Practice; and

          (6)  forestry work or other work for the maintenance of

     Transmission Facilities rights-of-way or easements.

     (b)  Unscheduled Maintenance.

          (1)  Utility Contractor shall perform unscheduled

     maintenance on the Transmission Facilities when such

     maintenance is required by Good Utility Practice.  For

     substantial unscheduled maintenance that is not covered in the Facilities Maintenance Plan, Utility Contractor shall

     first provide ATCLLC with a description of the work that

     Utility Contractor proposes to perform, the resources needed to carry out the work, a schedule for the work, and an

     estimate of the cost of the work to be performed.  Utility

     Contractor shall proceed with substantial unscheduled

     maintenance only after receiving approval from ATCLLC, which approval may be given orally if promptly confirmed in

     writing. For purposes of this paragraph, substantial means having a cost, as determined in Article 6 of this Agreement,

     of more than $2,500.

     (c)  Limits on Obligation or Right to Take or Provide

Maintenance Services.

          (1)  Utility Contractor shall not be required to

     perform Maintenance Services during any year, the cost of

     which exceeds 115% of the Maintenance Resource Budget or to use its own employees in excess of 115% of the number of

     Maintenance Resource Hours.

          (2)  ATCLLC may provide, either itself or through third

     parties, up to 5% of the Baseline Maintenance Budget for the

     Transmission Facilities, provided such Maintenance Services are not typically performed by Utility Contractor's non-

     supervisory employees.

          (3)  Utility Contractor and ATCLLC shall use reasonable

     good faith efforts to identify Resource Hours in excess of

     115% of Baseline Maintenance Hours which Utility Contractor may have available to perform Maintenance Services

     ("Additional Resource Hours").  To the extent such

     Additional Resource Hours are identified, ATCLLC, if it

     needs or desires more Maintenance Services than could be

     obtained using 115% of the Baseline Maintenance Hours, shall first request Utility Contractor to provide such additional

     Maintenance Services.  Utility Contractor shall respond to

     ATCLLC's request for such additional Maintenance Services as soon as reasonably possible but within seven days.

          (4)  Use of Utility Contractor's Employees for

     Maintenance Services on the Transmission System:  If at any

     point in time in a given calendar year ATCLLC reasonably

     believes it may not, during the course of that calendar

     year, request an amount of Maintenance Services from Utility

     Contractor sufficient to exhaust the Baseline Resource Hours or Baseline Maintenance Budget for work on the Transmission

     Facilities, ATCLLC may direct Utility Contractor to perform

     Maintenance Services on other transmission facilities owned by ATCLLC and Utility Contractor shall perform such Services using either Utility Contractor's own employees or

     subcontractors, provided that:

               (i)  Such employees are otherwise typically

          assigned to perform Maintenance Services;

               (ii) Such employees are qualified to perform

          Maintenance Services on such transmission facilities;

               (iii)     the provisions of any applicable labor

          agreement are not violated;

               (iv) subcontractors are not used to perform the

          Services unless and until Baseline Resource Hours are

          exhausted; and

               (v)  performance by subcontractors is allowed

          under the relevant subcontract.

     Utility Contractor shall not enter into any labor contract or subcontract for any of the Services during the term of this

Agreement that would limit ATCLLC's use of Utility Contractor's own employees or subcontractors under this Section 4.4(c).

     (5)  ATCLLC Use of Other Utilities to Perform Maintenance

Services:  Utility Contractor agrees that ATCLLC may direct any other utility which has contributed or will contribute

transmission facilities to ATCLLC (a "Contributing Utility") to perform Maintenance Services on the Transmission Facilities using

Contributing Utility's employees or subcontractor if each of the following conditions is satisfied:

          (i)  ATCLLC reasonably believes that the amount of

     Maintenance Services it will request Utility Contractor to perform during the year will equal or exceed either the

     Baseline Resource Hours in the case of using Utility

     Contractor's own employees or the Baseline Maintenance

     Budget in the case of using Utility Contractor's

     subcontractors;

          (ii) The amount of Maintenance Services ATCLLC will

     request a Contributing Utility to perform under an Operation and Maintenance Agreement relating to transmission

     facilities that it contributed to ATCLLC will be less than the Baseline Resource Hours or the Baseline Maintenance

     Budget provided for in that Operation and Maintenance

     Agreement;

          (iii)     The Contributing Utility's employees are (A)

     typically assigned to perform Maintenance Services, and (B)

     qualified to perform Maintenance Services on the

     Transmission Facilities; and further provided that the

     provisions of any applicable labor agreement would not be

     violated by Contributing Utility's performance of services on the Transmission Facilities.

          (iv) The provisions of any applicable subcontract

     between Contributing Utility and subcontractor would not be violated.

          (v)  Subcontractors are not used to perform the

     services unless and until Utility Contractor's Baseline

     Resource Hours are exhausted.

     4.5  Utility Contractor Resources.

     (a)  Utility Contractor shall maintain and manage the

organizational and physical resources needed to continue to

perform the Services .

     (b)  Utility Contractor shall maintain an organization and personnel, including contractors, capable of performing the

Services in a cost effective manner.  Qualifications for Key

Personnel assigned to manage the performance of Services shall be available to ATCLLC at any reasonable time.  ATCLLC shall have the right to interview the Key Personnel proposed by Utility

Contractor to manage the performance of Services and to reject such Key Personnel for Good Cause at any time during the term of this Agreement.

     (c)  Utility Contractor shall maintain and manage the

equipment, spare parts, materials and supplies needed to perform the Services as required by this Agreement.

     4.6  Facilities Maintenance Plan.

     (a)  As soon as reasonably possible before the anticipated date for transfer of the Transmission Facilities from Utility

Contractor to ATCLLC, and thereafter at least 90 days before the beginning of each quarter throughout the term of this Agreement,

ATCLLC will submit in writing to Utility Contractor, for Utility

Contractor's review and comment, a Facilities Maintenance Plan for the 12 month planning period beginning with such quarter, and for each month in such planning period, describing ATCLLC's

updated proposed plan for the operation and maintenance of the

Transmission Facilities.  It is agreed however that ATCLLC shall use Utility Contractor's Facilities Maintenance Plan and Budget

for the first 12 month period, subject to quarterly updates and revisions as provided herein.

     (b)  The Facilities Maintenance Plan shall include the

information, and follow the format, specified by ATCLLC.  The

Facilities Maintenance Plan shall, consistent with Good Utility

Practice and the adequacy standard set forth in Section 2.7 of the Operating Agreement of ATCLLC, describe the Maintenance

Services that ATCLLC expects Utility Contractor to perform for the first quarter of the 12 month planning period, and shall include a good faith estimate of the work ATCLLC proposes to have performed during the balance of the 12 month period covered by the plan, and the scheduled outages associated with these

activities.  The Facilities Management Plan shall provide for full utilization of Baseline Resource Hours and Baseline

Maintenance Budget and shall include sufficient detail to permit

Utility Contractor to plan the work, prepare the Budget, and have available the necessary parts, materials, and supplies to perform the Maintenance Services.

     (c)  Utility Contractor shall review, and recommend

revisions as it deems appropriate and are consistent with Good

Utility Practice, and return the Facilities Maintenance Plan to

ATCLLC within 30 days after its submittal.  ATCLLC, may, after review and consultation with Utility Contractor with respect to work force and material availability issues, revise the plan,

provided that any such revisions are consistent with the

responsibilities of the Parties, and approve and return the plan to Utility Contractor within 30 days prior to the start of the next quarter.  ATCLLC may at any time, in response to suggestions made by Utility Contractor or on its own initiative, elect to revise the Facilities Maintenance Plan to meet the then current needs of ATCLLC provided that such revisions are consistent with the responsibilities of the Parties under this Agreement,

including ATCLLC's commitment to fully utilize Baseline Resource

Hours and its commitment to pay the Baseline Maintenance Budget.

If ATCLLC does so elect to revise the Facilities Maintenance

Plan, ATCLLC shall notify Utility Contractor with a change order in a timely fashion consistent with the circumstances, and if such notification is given orally, ATCLLC shall promptly confirm it in writing or via fax or electronic medium; provided, however,

that any costs incurred by Utility Contractor in reasonable

anticipation of performing Services under the Facilities

Maintenance Plan as previously approved by ATCLLC, and which could not reasonably have been mitigated by Utility Contractor,

shall be borne by ATCLLC.  Services performed pursuant to ATCLLC change orders shall be subject to all applicable terms and

conditions of this Agreement.

     (d)  The Facilities Maintenance Plan shall avoid, if

possible, scheduling Maintenance Services during anticipated peak usage of the Transmission System.

     4.7  Budget.

     (a)  As soon as possible before the anticipated date for

transfer of the Transmission Facilities from Utility Contractor to ATCLLC, and thereafter at least 60 days before the beginning of each quarter throughout the term of this Agreement, Utility

Contractor shall submit in writing to ATCLLC, for ATCLLC's review and approval, a  budget for the first quarter of the 12 month planning period, and a good faith cost estimate for the work

ATCLLC proposes to have performed during the balance of the 12 month period covered by the Facilities Maintenance Plan or

updated Facilities Maintenance Plan for that 12 month period

("Budget").  The Budget prepared by Utility Contractor shall reflect full utilization of Baseline Resource Hours and the

Baseline Maintenance Budget.

     (b)  The Budget shall include the information, and follow

the format used by Utility Contractor in its budget associated with its existing plans for the initial 12 month period with such modification as ATCLLC may reasonably require, including

coordinating the Budget with procedures for centralized ATCLLC cost accounting and billing.

     (c)  ATCLLC shall review, consult with Utility Contractor

about work force and materials availability, and revise, as it deems appropriate, approve and return the  Budget to Utility

Contractor within 30 days of its submittal.  During the term of the Budget, ATCLLC may at each quarterly review, in response to suggestions made by Utility Contractor or on its own initiative,

elect to revise the Budget and the Facilities Maintenance Plan to meet the then current needs of ATCLLC subject to Good Utility

Practice and the adequacy obligation set forth in Section 2.7 of the Operating Agreement of ATCLLC and ATCLLC's commitment to fully utilize Baseline Resource Hours and to pay the amount of the Baseline Maintenance Budget.  If ATCLLC does elect to revise the Budget and the Facilities Maintenance Plan, ATCLLC shall communicate the changes made to Utility Contractor in writing, in a timely fashion; provided, however, that any costs incurred by

Utility Contractor in reasonable anticipation of performing

Services under the Budget as previously approved by ATCLLC, and which could not reasonably have been mitigated by Utility

Contractor, shall be borne by ATCLLC.

     4.8  Reports.

     (a)  As part of the Services, Utility Contractor shall

prepare and submit the reports described in this Section.  Such reports and data shall be provided to ATCLLC without restriction,

and are subject to the confidentiality provisions of Section 15.7 of this Agreement.

     (b)  As part of the Services, Utility Contractor shall

prepare, on a quarterly basis within 30 days after the end of the quarter, a summary of the significant maintenance and inspection work performed during the previous quarter.  Such report shall include a summary of all material deficiencies in the

Transmission Facilities observed or experienced by Utility

Contractor, and Utility Contractor's proposals for correcting such deficiencies.

     (c)  As part of the Services, Utility Contractor shall

prepare, on a monthly basis within 30 days after the end of the month, a budget variance report setting forth actual and budgeted expenditures for the period and year to date, together with

Utility Contractor's explanation of any variance.

     (d)  Utility Contractor shall prepare such other reports,

and provide such other information, as ATCLLC may request

regarding the operation and maintenance of the Transmission

Facilities.

     4.9  Training.

     (a)  As part of the Services, Utility Contractor shall train its employees and agents appropriately to carry out its

responsibilities to ATCLLC under this Agreement.  Upon request,

Utility Contractor shall provide ATCLLC the training materials,

and the course materials used by the Utility Contractor in any training programs conducted pursuant to this Section.

     (b)  As part of the Services, Utility Contractor shall

provide training sessions to familiarize ATCLLC employees or agents with the operation and maintenance of the Transmission

Facilities and the Services provided hereunder.  Utility

Contractor shall provide such training sessions at such times and locations, to such audiences, and with such content, as may be appropriate and requested by ATCLLC.

     4.10 Contracts with Third Parties.

     ATCLLC acknowledges that Utility Contractor may have entered into contracts with third parties for the maintenance or

operation of the Transmission Facilities.  ATCLLC further

acknowledges that Utility Contractor may wish in the future to enter into contracts with third parties to perform some of the

Services.  All such third-party contracts shall be subject to the following provisions.

     (a)  Existing contracts.  As soon as practicable before the

Operations Date, Utility Contractor shall provide ATCLLC, for its review, subject to the confidentiality provisions of Section

15.7, copies of all third-party contracts then currently in

effect and under which the amounts payable are expected to exceed

$100,000 annually, for Services covered by this Agreement.

During the term of this Agreement, Utility Contractor shall not modify any of these third-party contracts without the prior

written approval of ATCLLC, which approval ATCLLC shall not

unreasonably withhold or delay.

     (b)  Future Contracts.  Utility Contractor may enter into

contracts with qualified third parties for the provision of

Services, provided that Utility Contractor obtains ATCLLC's prior written approval of all proposed contractors and contracts under which the amounts payable are reasonably expected to exceed

$100,000 annually, which approval ATCLLC shall not unreasonably withhold or delay.

     (c)  Utility Contractor may not split any contracts to avoid the $100,000 approval threshold.

     (d)  Contract Invoices.  Utility Contractor shall pass all invoices it receives for third-party contract work used to

provide Services under this Agreement directly through to ATCLLC,

with no additional charges or markups, except as may be

specifically authorized under this Agreement.

                 5.   RESPONSIBILITIES OF ATCLLC

     During the term of this Agreement, ATCLLC shall, at its cost and expense, and in a manner consistent with Good Utility

Practice, perform or provide the following at the times required to support the provision of the Services:

     (a)  ATCLLC shall develop and maintain policies and

procedures necessary for maintenance of reliable, cost effective transmission service and maximizing the useful life of the

Transmission System, and shall implement those policies through the establishment of the Facilities Maintenance Plan and its directives to Utility Contractor.

     (b)  ATCLLC shall provide Utility Contractor with all

necessary access to the Transmission Facilities and ATCLLC

properties upon which such Transmission Facilities are located.

     (c)  ATCLLC shall, with the concurrence and assistance of

Utility Contractor as may be necessary or appropriate, procure and maintain in effect all permits, certificates and licenses needed by the owner of the Transmission Facilities for the

operation and maintenance of such Transmission Facilities.

     (d)  ATCLLC shall prepare and submit to Utility Contractor,

review with Utility Contractor, revise, approve and update

Facilities Maintenance Plans, as described in Section 4.6 hereof.

ATCLLC shall review, revise and approve Budgets, as described in

Section 4.7 hereof.  All such Facilities Maintenance Plans,

revisions to Facilities Maintenance Plans, Budgets, and revisions to Budgets shall be reasonable, consistent with Good Utility

Practice, in accordance with the adequacy language contained in

Section 2.7 of the Operating Agreement of ATCLLC, and subject to

ATCLLC's commitment to fully utilize Baseline Resource Hours and the Baseline Maintenance Budget.  Approvals of Facilities

Maintenance Plans and Annual Budgets shall not be unreasonably withheld or delayed.

     (e)  ATCLLC shall provide training sessions to familiarize

Utility Contractor personnel with the processes and procedures relating to the Services that are developed by ATCLLC during the term of this Agreement for application by ATCLLC throughout the

ATCLLC Transmission System.

     (f)  ATCLLC shall provide Utility Contractor with such other information, oversight and direction reasonably required by

Utility Contractor to fulfill Utility Contractor's

responsibilities under this Agreement.

             6.   COMPENSATION OF UTILITY CONTRACTOR

     6.1  Compensation for Operation Services and Maintenance
Services.

     As full and complete compensation for Utility Contractor's provision of Operation Services and Maintenance Services, ATCLLC

shall pay Utility Contractor all of the reasonable direct and indirect costs incurred by Utility Contractor in performing such

Services.  Direct and indirect costs include but are not limited to labor costs with loadings, which shall include labor costs for tasks such as recording costs and invoicing ATCLLC and the cost of materials and supplies; return of and on the cost of property employed; and payments to contractors, plus all overheads

directly associated with any and all of these costs.

     6.2  Methods of Calculating the Compensation Due.

     The methods and procedures for determining, recording,

allocating, billing and auditing of Utility Contractor's costs is set forth in Schedule 1 hereto.

     6.3  Minimum Compensation for Maintenance Services.

     (a)  Utility Contractor and ATCLLC shall in connection with the preparation of the initial Facilities Maintenance Plan

determine the Maintenance Resource Budget.

     (b)  The Parties shall identify that portion of the

Maintenance Resource Budget that is attributable to Maintenance

Resource Hours.

     (c)  Section 6.1 notwithstanding, as minimum compensation

for the performance of the Maintenance Services by Utility

Contractor under this Agreement, ATCLLC shall annually pay

Utility Contractor (i) the amount attributable to unused Baseline

Resource Hours as determined pursuant to Section 6.3(d) below;

and (ii) the amount of the Baseline Maintenance Budget less any amount that ATCLLC pays for unused Baseline Resource Hours

pursuant to Section 6.3(d).

     (d)  ATCLLC agrees to annually utilize all of the Baseline

Resource Hours.  Utility Contractor agrees to limit the use of subcontractors to the extent that use of subcontractors would result in Baseline Resource Hours not being fully utilized,

except as agreed by ATCLLC.  If ATCLLC does not fully utilize the

Baseline Resource Hours, ATCLLC shall pay Utility Contractor for the unused Baseline Resource Hours, calculated as the product of the number of unused Baseline Resource Hours times an

appropriately weighted annual average hourly cost, which shall be calculated as the actual annual charge for Maintenance Services rendered and as determined under Section 6.1, less supplies,

materials, and subcontractor payments, divided by the number of hours spent by Utility Contractor's own employees in providing the Maintenance Services.

     (e)  If payments of compensation under Section 6.1 are less than the minimum payments required by Section 6.3(c), ATCLLC shall pay Utility Contractor the difference.

     (f)  Where the total cost of Maintenance Services rendered exceeds the Baseline Maintenance Budget payment, ATCLLC's

obligation to pay for unused Baseline Resource Hours is

conditioned upon Utility Contractor's compliance with its

obligation under Section 6.3(d) to limit the use of

subcontractors to the extent that their use would result in

underutilization of Baseline Resource Hours.

     (g)  Where the parent of Utility Contractor is a registered holding company under the Public Utility Holding Company Act of

1935, as amended ("PUHCA"), the minimum payment obligation set forth in Section 6.3(c) shall apply only to the extent allowed by

PUHCA, or authorized pursuant to an exemption granted thereunder by the Securities and Exchange Commission.

     (h)  To the extent that Force Majeure prevents Utility

Contractor from performing Maintenance Services during the

calendar year or prevents ATCLLC from taking Maintenance Services during the calendar year, ATCLLC shall receive a ratable credit against its obligation to utilize Baseline Resource Hours and its obligation to pay the amount of the Baseline Maintenance Budget.

     6.4  Compensation for Inventory and Storage.

     (a)  Upon cancellation or expiration of this Agreement,

ATCLLC agrees to purchase the inventory of materials and supplies under the provisions of Section 3.8 of the Asset Contribution

Agreement.

     (b)  ATCLLC shall have the option to lease from Utility

Contractor, or rent at cost, the warehouse space and other

facilities and systems used by Utility Contractor to maintain and manage such materials and supplies.

     6.5  Billing and Payment.

     Utility Contractor shall provide invoices to ATCLLC each

month, setting forth the costs incurred by Utility Contractor during the previous month to provide the Services, and

identifying costs accrued for Services by the Utility Contractor during the previous month, which accrued costs will be invoiced at a later date.  ATCLLC shall pay each invoice within 15 days of receipt from Utility Contractor.  Within 60 days after the end of each calendar year of this Agreement, Utility Contractor shall calculate the amount due under Section 6.3(c) above and shall provide ATCLLC with an invoice reflecting that amount.  Billing and payment disputes that cannot be resolved in the normal course of business shall be resolved using the dispute resolution

procedures described in Article 8.

     6.6  Audits and Adjustments.

     Utility Contractor shall maintain and retain for such time as ATCLLC may reasonably direct, but not for longer than six years, the books and other records needed to document the costs

Utility Contractor incurs as a result of fulfilling its

obligations under this Agreement.  Utility Contractor shall

respond to any reasonable request from ATCLLC for information related to a cost charged by Utility Contractor to ATCLLC by providing ATCLLC the information reasonably needed by ATCLLC to verify the cost in question.  From time to time, ATCLLC may

conduct, and Utility Contractor shall permit ATCLLC to conduct or cause to be conducted by its authorized agents, at ATCLLC's

expense, audits of the books and records of Utility Contractor that relate to the Services provided under this Agreement.  Such audits will be conducted at reasonable, mutually agreed upon times, provided that ATCLLC must contest invoices within one year of receipt and must complete any audit relating to a contested invoice within a reasonable period of time thereafter.  Any

adjustment identified to be made as a result of an audit and that is payable under Section 5 of Schedule 1 shall be made to the billing statement next issued following the conclusion of the audit.

                         7.   OWNERSHIP

     For the purpose of this Agreement:

     (a)  Rights in ATCLLC Independently Developed Technology:

Any Technology prepared, developed or acquired solely by the

ATCLLC shall be owned solely by ATCLLC (hereinafter, "ATCLLC

Owned Technology").  Except as provided for herein, nothing

herein shall imply a license in the ATCLLC Owned Technology.

     (b)  Rights In Utility Contractor Independently Developed

Technology: Any Technology prepared, developed or acquired solely by Utility Contractor shall be owned solely by Utility Contractor

(hereinafter, "Utility Contractor Owned Technology").  Except as

provided for herein, nothing herein shall imply a license in the

Utility Contractor Owned Technology.    (c)  Rights In Jointly

Developed Technology: Any Technology jointly prepared, developed or acquired by the ATCLLC and Utility Contractor, shall be

jointly owned (hereinafter, "Joint Technology").  The ownership rights granted under this paragraph shall be limited to the Joint

Technology only and, except as provided for herein, does not grant any rights, license or otherwise in either the ATCLLC Owned

Technology or Utility Contractor Owned Technology that may be necessary to utilize the Joint Technology.

     (d)  Grant Of Rights In ATCLLC Owned Technology: To the

extent any ATCLLC Owned Technology is needed by a Utility

Contractor in furtherance of performing the Services or any

aspect thereof, the ATCLLC hereby grants to Utility Contractor a full and complete, world-wide, royalty-free, fully paid-up, non-

exclusive license to use, without the right to grant sublicenses,

the ATCLLC Owned Technology.

     (e)  Grant Of Rights In Background Utility Contractor

Technology:  To the extent that background or underlying

technology of Utility Contractor used by Utility Contractor in its performance of Services hereunder is required by ATCLLC to make use of ATCLLC Owned Technology or the Joint Technology in

order to operate and maintain the Transmission Facilities,

Utility Contractor hereby grants to the ATCLLC a full and

complete, world-wide, royalty-free, fully paid-up, non-exclusive license to use the background or underlying technology of the

Utility Contractor, for the term of this Agreement and afterwards but only for the purposes and to the extent used during the term of this Agreement, without the right to grant sublicenses.

     (f)  Shared Rights in Joint Technology: The ATCLLC and

Utility Contractor shall retain perpetually full and complete rights to (e.g., make, use or sell) the Joint Technology.

Neither party may assign or otherwise transfer any rights in the

Joint Technology, by license or otherwise, to the detriment of the other.

                     8.   DISPUTE RESOLUTION

     Any dispute arising out of or in connection with this

Agreement shall be resolved according to the dispute resolution procedures set forth in Exhibit B to the Operating Agreement of

American Transmission ATCLLC.

                       9.   FORCE MAJEURE

     (a)  Neither Party shall be responsible or liable, or deemed in breach hereof, to the extent the performance of its respective obligations hereunder is prevented or delayed due solely to

circumstances beyond the reasonable control and without the fault or negligence of the party experiencing such impediment to

performance, including but not limited to acts of God; war;

riots; strikes, lockouts or other labor disturbances; labor or material shortages, including unavailability of Utility

Contractor resources required for Operation Services or required for fulfillment of the Facilities Maintenance Plan; actions or failures to act on the part of governmental authorities

preventing or delaying performance; inability despite due

diligence to obtain required licenses; or fire (such causes

hereinafter called "Force Majeure").

     (b)  The Party experiencing the Force Majeure shall exercise due diligence in endeavoring to overcome any Force Majeure

impediment to its performance, but settlement of its labor

disturbances shall be entirely within its discretion.  The Party experiencing the Force Majeure shall promptly give written

notification to the other Party.  This written notification shall include a full and complete explanation of the Force Majeure and its cause, the status of the Force Majeure, and the actions such

Party is taking and proposes to take to overcome the Force

Majeure.  ATCLLC shall have the right, upon written notice to

Utility Contractor, to obtain alternate contractors to perform the Services during any event of Force Majeure that prevents or delays Utility Contractor's performance hereunder if the Force

Majeure has or, in ATCLLC's reasonable judgment, threatens to have an adverse effect on ATCLLC's ability to conduct its

operations.

                  10.  LIMITATION ON LIABILITY

     With respect to claims by and between the Parties under this

Agreement, the measure of damages at law or in equity in any action or proceeding shall be limited to direct actual damages only, such direct actual damages shall be the sole and exclusive remedy and all other remedies or damages at law or in equity are waived and neither Party shall be liable in statute, contract, in tort (including negligence), strict liability, warranty or under any other legal theory or otherwise to the other Party, its

agents, representatives, and/or assigns, for any special,

incidental, punitive, exemplary or consequential loss or damage whatsoever, including, but not limited to, loss of profits or revenue on work not performed, for loss of use of or under-

utilization of the other Party's facilities, loss of use of

revenues, attorneys' fees, litigation costs, or loss of

anticipated profits, resulting from either Party's performance or non-performance of an obligation imposed on it by this Agreement,

without regard to the cause or causes related thereto, including the negligence of any party.  The Parties expressly acknowledge and agree that this limitation shall apply to any claims for indemnification under Article 11 of this Agreement.  The

provisions of this section shall survive the termination or

expiration of this Agreement.

                         11.  INDEMNITY

     (a)  Utility Contractor's Indemnification.  Subject to the

provisions of Article 10, Utility Contractor shall indemnify,

hold harmless and defend ATCLLC, and its officers, directors,

employees, affiliates, managers, members, trustees, shareholders,

agents, contractors, subcontractors, affiliates' employees,

invitees and successors, from and against any and all claims,

demands, suits, obligations, payments, liabilities, costs,

losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings,

assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property,

injury to any person or entity, or death of any individual,

including ATCLLC's employees and affiliates' employees, Utility

Contractor's employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by Utility Contractor or its officers, directors,

employees, agents, contractors, subcontractors and invitees

arising out of or connected with Utility Contractor's performance or breach of this Agreement, or the exercise by Utility

Contractor of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury,

damage or death is held to have been caused by the negligence or intentional wrongdoing of ATCLLC, its agents or employees.  In furtherance of the foregoing indemnification and not by way of limitation thereof, Utility Contractor hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     (b)  ATCLLC's Indemnification.  Subject to the provisions of

Article 10, ATCLLC shall indemnify, hold harmless and defend

Utility Contractor, its parent and its officers, directors,

employees, affiliates, managers, members, trustees, shareholders,

agents, contractors, subcontractors, invitees and successors,

from and against any and all claims, demands, suits, obligations,

payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments,

settlements, and compromises relating thereto, reasonable

attorneys' and expert fees and reasonable disbursements in

connection therewith) for damage to property, injury to any

person or entity, or death of any individual, including Utility

Contractor's employees and affiliates' employees, ATCLLC's

employees, or any other third parties, to the extent caused

wholly or in part by any act or omission, negligent or otherwise,

by ATCLLC or its officers, directors, employees, agents,

contractors, subcontractors and invitees arising out of or

connected with ATCLLC's performance or breach of this Agreement,

or the exercise by ATCLLC of its rights hereunder; provided,

however, that the provisions of this Section shall not apply if any such injury, damage or death is held to have been caused by the negligence or intentional wrongdoing of Utility Contractor,

its agents or employees.  In furtherance of the foregoing

indemnification and not by way of limitation thereof, ATCLLC hereby waives any defense it otherwise might have under

applicable workers' compensation laws.

     (c)  Indemnification Procedures.  Any Party seeking

indemnification under this Agreement shall give the other Party notice of such claim as soon as practicable but in any event on or before the thirtieth (30th) day after the Party's actual

knowledge of such claim or action.  Such notice shall describe the claim in reasonable detail, and shall indicate the amount

(estimated if necessary) of the claim that has been, or may be sustained by, said Party.  To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a

condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement.

Neither Party may settle or compromise any claim for which

indemnification is sought under this Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.  Each Party's

indemnification obligation will survive expiration, cancellation or early termination of this Agreement.

                         12.  INSURANCE

     (a)  The Parties agree to maintain, at their own cost and

expense, general and automobile liability, worker's compensation,

and other forms of insurance relating to their operations for the life of this Agreement in the manner, and amounts, at a minimum,

as set forth below,


     (i)  Workers' Compensation Insurance in accordance with all applicable state, federal and maritime law, including

          Employer's Liability Insurance in the amount of

          $1,000,000 per accident;

     (ii) Commercial General Liability Insurance, including

          Contractual Liability Coverage for liabilities assumed

          under this Agreement, and Personal Injury Coverage in

          the amount of $25,000,000 per occurrence for bodily

          injury and property damage.  Utility Contractor's

          policy shall include ATCLLC and ATC Management Inc. as

          additional insureds and ATCLLC's policy shall include

          Utility Contractor as an additional insured;

     (iii)     Automobile Liability Insurance for all owned,

          non-owned, and hired vehicles with bodily injury limits

          of no less than $5,000,000 per person, $5,000,000 per

          accident; and property damage limits of no less than

          $5,000,000 per accident. Utility Contractor's policy

          shall include ATCLLC and ATC Management Inc. as

          additional insureds and ATCLLC's policy shall include

          Utility Contractor as an additional insured;

     (iv) Where a Party has more than $100 million in assets it may, at its option, self insure all or part of the

          insurances required in this Article; provided, however,

          the self-insuring Party agrees that all other

          provisions of this Article, including, but not limited

          to, waiver of subrogation, waiver of rights of

          recourse, and additional insured status, which provide

          or are intended to provide protection for the other

          Party and its affiliated and associated companies under

          this Agreement, shall remain enforceable.  A Party's

          election to self-insure shall not impair, limit, or in

          any manner result in a reduction of rights and/or

          benefits otherwise available to the other Party and its

          affiliated and associated companies through formal

          insurance policies and endorsements as specified in the

          above parts of this Article.  The self-insuring Party

          agrees that all amounts of self-insurance, retentions

          and/or deductibles are the responsibility of and shall

          be borne by the self-insuring Party.

     (b)  Within fifteen (15) days of the Effective Date, and

each anniversary of the Effective Date, during the term of this

Agreement, (including any extensions), each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Agreement.  Certificates of insurance shall provide the following information:

     (i) Name of insurance company, policy number and expiration date;

     (ii) The coverage required and the limits on each, including the amount of deductibles or self-insured retentions,

          which shall be for the account of the Party maintaining

          such policy;

     (iii)     A statement indicating that the other Party shall

          receive at least thirty (30) days prior written notice

          of cancellation or expiration of a policy, or reduction

          of liability limits with respect to a policy; and

     (iv) A statement identifying and indicating that additional insureds have been named as required by this Agreement.

     (c)  At a Party's request, in addition to the foregoing

certifications, the other Party shall deliver to the first Party a copy of applicable sections of each insurance policy.

     (d)  Each Party shall have the right to inspect the original policies of insurance applicable to this Agreement at the other

Party's place of business during regular business hours.

     (e)  If any insurance is written on a "claims made" basis,

the respective Party shall maintain the coverage for a minimum of seven years after the termination of this Agreement.

     (f)  To the extent permitted by the insurer and commercially reasonable, each Party shall obtain waivers of subrogation in favor of the other Party from any insurer providing coverage that is required to be maintained under this Article 12, except for the coverage required under Section 12(a)(i).  A Party shall not be required to obtain a waiver of subrogation if the other Party is not able to obtain a waiver of subrogation from its insurance carrier.

                   13.  SUCCESSORS AND ASSIGNS

     This Agreement and each and every covenant, term and

condition hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors,

administrators, successors and permitted assigns.  Utility

Contractor shall not assign its rights or obligations hereunder without express written approval of ATCLLC, except it may assign its rights or obligations to a purchaser (or an affiliate) who will own all or substantially all of Utility Contractor's

distribution assets or equity interests and who shall then be bound by all of the provisions of this Agreement.  ATCLLC shall not assign its rights or obligations hereunder without express written approval of Utility Contractor, except it may assign its rights and obligations to a purchaser (or an affiliate) who will own all or substantially all of ATCLLC's transmission assets and who shall then be bound by all of the provisions of this

Agreement.

                           14.  NOTICE

     (a)  All certificates or notices required hereunder shall be given in writing and addressed or delivered to the

representative(s) specified in this Agreement.  Notices shall be deemed received (i) upon delivery, when personally delivered;

(ii) upon receipt, when sent via registered or certified mail;

(iii) the next business day, when sent via overnight courier; and

(iv) upon transmittal, when sent via facsimile.  Copies of all general correspondence regarding this Agreement shall also be sent to these representative(s).

     (b)  Notices submitted hereunder shall be directed to the

following individuals:

          Notices to Utility Contractor:

          Attn:     Thomas H. Fehring
          Corporate Secretary
          Wisconsin Electric Power Company
          231 West Michigan Street
          P.O. Box 2046
          Milwaukee, WI  53201-2046

          Notices to ATCLLC:

          Attn:     Walter Woelfle
          Vice President, Legal and Secretary
          American Transmission Company, LLC
          N16 W23217 Stone Ridge Drive
          P.O. Box 47
          Waukesha, WI  53187-0047

     All other communications relating to this Agreement should be submitted to:

          Harry L. Terhune
          Vice President - Operations
          American Transmission Company, LLC
          N16 W23217 Stone Ridge Drive
          P.O. Box 47
          Waukesha, WI  53187-0047


     (c)  ATCLLC or Utility Contractor may change their

respective representative(s) designated to receive notice

hereunder by written notice to the other Party.  All

correspondence and transmittals between the Parties shall be executed pursuant to coordination procedures that shall be

developed by the Parties.

                       15.  MISCELLANEOUS

     15.1 Compliance with Laws.

     Throughout the term of this Agreement, each Party shall

perform its obligations hereunder in compliance with all present and future federal, state and local statutes, ordinances, rules and regulations, including, but not limited to those pertaining to human safety, protection of property, non-discrimination, and protection of the environment.

     15.2 Entire Agreement.

     This Agreement, together with the Appendices and Exhibits

attached hereto, is the entire understanding of the Parties

regarding the subject matter hereof, and supersedes all prior oral or written discussions, negotiations and agreements the

Parties may have had with respect to the subject matter hereof.

     15.3 Counterparts.

     This Agreement may be executed in any number of

counterparts, and each counterpart shall have the same force and effect as the original instrument.

     15.4 Amendment.

     No amendment, modification or waiver of any term hereof

shall be effective unless set forth in a writing signed by both

ATCLLC and Utility Contractor.

     15.5 Survival.

     All warranties, remedial obligations, indemnities and

confidentiality rights and obligations provided for herein shall survive the cancellation, expiration or termination hereof.

     15.6 Independent Contractor.

     Utility Contractor at all times shall be deemed to be an

independent contractor and none of its employees or the employees of its sub-contractors shall be considered to be employees of

ATCLLC during the term of this Agreement.  Utility Contractor shall have no authority to act on behalf of ATCLLC or bind ATCLLC in any manner except as expressly set forth in this Agreement.

The Parties acknowledge that neither this Agreement nor any of its provisions are intended to create any partnership or joint venture between the Parties.

     15.7 Confidentiality.

     (a)  "Confidential Information", as used in this Section

15.7, shall mean all information or documentation disclosed or made available by either Party to the other, including but not limited to correspondence between the Parties, business plans,

financial information, policies and procedures, computer

programs, reports and analyses, or other information which a

Party in good faith designates as "Trade Secrets" as that term is defined in Wis. Stat.  134.90(1)(c).

     (b)  In consideration of the disclosure by one Party of

Confidential Information to the other Party, the Parties agree that each of them shall undertake in good faith to accomplish the following additional actions with respect thereto:

               (i)  to use the Confidential information for the

          sole purpose of fulfilling the obligations of the

          Parties pursuant to this Agreement;

               (ii) to safeguard and hold in strict confidence

          all Confidential Information, limiting disclosure of

          Confidential Information to employees, contractors or

          agents who have a need to know;

               (iii)     to protect Confidential Information from

          disclosure to anyone not a party to this Agreement

          without the prior approval of the disclosing Party; and

               (iv) upon the request of the disclosing Party and

          in any event upon cancellation or expiration of this

          Agreement, to return all Confidential Information, or

          to certify that such Confidential Information has been

          destroyed.

     (c)  The restrictions of this Section do not apply to any

information which is already known by the receiving party,

possessed by a third party prior to disclosure, acquired from anyone not a party to this Agreement without restriction, or which is publicly available.

     (d)  Each Party retains all right, title and interest in and to any Confidential Information disclosed by the party hereunder.

     (e)  In the event that either Party is required by

applicable law to disclose any Confidential Information of the other Party, such party shall promptly notify the other Party of such requirement and cooperate with the other Party to protect the Confidential Information from any disclosure not required by law.

     (f)  The obligations of this Section shall survive for a

period of 3 years following any expiration or cancellation of this Agreement.

     15.8 Standards of Conduct.

     If the performance of this Agreement requires ATCLLC to

disclose information about the Transmission System to Utility

Contractor, the dissemination of which by Utility Contractor would have been subject to FERC's Standards of Conduct

requirements, 18 C.F.R. Part 37, prior to the transfer of the

Transmission Facilities, such information shall not be disclosed by Utility Contractor or ATCLLC to any persons that would not have been entitled to receive such information prior to such transfer.

     15.9 No Implied Waivers.

     The failure of a Party to insist upon or enforce strict

performance of any of the provisions of this Agreement shall not be construed as a waiver or relinquishment to any extent of such

Party's right to assist or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

     15.10     No Third-Party Beneficiaries.

     This Agreement is intended to be solely for the benefit of

ATCLLC and Utility Contractor and their successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.

     15.11     Severability.

     In the event that any provision of this Agreement is deemed as a matter of law to be unenforceable or null and void, such unenforceable or void portion of such provision shall be deemed severable from this Agreement unless the removal of the

unenforceable provision materially alters the obligations of either Party hereunder.  Even if there is a material alteration in the remainder of the Agreement, the Agreement shall continue in full force and effect as if such provision was not contained herein., but the Parties shall negotiate in good faith new

provisions in relation to the deleted provision that will to the extent practicable restore the benefit of the bargain contained in such provision, and that are consistent with Good Utility

Practice and the adequacy obligation set forth in Section 2.7 of the Operating Agreement of ATCLLC.

     15.12     Governing Law.

     This Agreement shall be governed by and construed in

accordance with the laws of the State of Wisconsin, with the exception of any choice of laws provisions.

     15.13     Operation and Prospective Planning.

     Recognizing that the Parties have to prepare a Facilities

Maintenance Plan and Budget prior to the Operations Date, the

Parties will operate under the standards of this Agreement to prepare a Facilities Maintenance Plan, calculate Baseline

Resource Hours, calculate a Maintenance Response Budget, and develop a Budget adhering as closely as possible to the

timetables established for the first year after the Operations

Date.

     15.14     Headings.

     The headings set forth herein are inserted for convenience and shall have no effect on the interpretation or construction of this Agreement.

     15.15     Affiliate Status of Parties.

     For purposes of Articles 10, 11, and 12, neither Party shall be treated as an affiliate of the other.



     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives,

effective as of the date first written above.

          AMERICAN TRANSMISSION COMPANY LLC



          BY______________________________________

          TITLE___________________________________





          WISCONSIN ELECTRIC POWER COMPANY



          BY______________________________________

          TITLE___________________________________



                            EXHIBIT A
           OPERATION SERVICES AND MAINTENANCE SERVICES


MAINTENANCE SERVICES             MAINTENANCE SERVICES
                                     (continued)
(a) For Line Equipment                Analysis (System
                                (c) For ATCLLC
* Inspection
                                 *  Station Property
 *  aerial/walk/climb/infra-red     Grass Maintenance
 *  underground                  *  Station Property
                                    Vegetation Control
 * submarine cable               *  Station Property
* Painting                          Building Maintenance
* Wood Pole                      *  Station Property
  Inspection/Treatment/Repair       Snow Removal
                                 *  Station Property
  (some replacements                Gravel
  may be capital in              *  Station Property
  nature)                           Access Maintenance
* Line Repair                    *  Station Property
  (Insulation/Founda                Security Checks
  tion/Hardware/Conductor)
* Grounding                     (d) Miscellaneous
* Corrosion Control              *  Special
                                    Maintenance Projects
* Maintenance of                 *  Grounding Repair
  insulating                     *  Radio/TV
  fluids/gases, pumps,              Interference
  valves and protective          *  Major Equipment
  devices)                          Repair
* Right of Way
  Vegetation Control
* Right of Way
  Access Maintenance
* Right of Way
  Security Checks

(b) For Station Equipment
* Inspection
* Painting/Switches/Bus
* Structure/Foundation
  Repair
* Breaker
* DC System
* Transformer
* SF6 Management
* Relay
  Test/Maintenance
  System (System
  Protection)
* Communications
  Repair (System


OPERATION SERVICES
(a) Operations
* Inspection
* Field Switching
* Communications
  Repair

(b) Emergency
    Response Services
*   Field Response
*   Emergency
    Cleanup Spill
    Response
*   Post-Emergency
    Repair


                           SCHEDULE 1
         (ATTACHED TO OPERATION & MAINTENANCE AGREEMENT)


     1.   General Description.

     Utility Contractor shall invoice to ATCLLC the actual costs of providing Services for the previous month.  The invoice will also identify any costs for Services accrued during the previous month by Utility Contractor with the understanding that these accrued costs will be invoiced for payment at a later date (as they are paid by Utility Contractor). Utility Contractor's

invoices to ATCLLC will be in a consistent format and provided monthly together with the Utility Contractor's detailed billing reports supporting the invoice.

     2.   Methods of Calculating Costs to Be Paid by ATCLLC.

          (a)  Direct Costs.  Costs incurred by the Utility

Contractor that are solely and directly attributable to

Transmission Facilities services shall be directly billed to

ATCLLC in full.  These directly billed costs shall be recorded as incurred by Utility Contractor to internal bookkeeping accounts designated as transmission billing accounts.  The direct cost for materials and supplies shall be their book value.

          (b)  Indirect Costs.  Costs incurred by the Utility

Contractor for activities that support the entire company or which support Transmission Facilities and services to

Transmission Facilities plus other divisions of the company will be identified and a portion of these costs will be charged to

ATCLLC.  Utility Contractor will identify and aggregate all of these costs into recognizable categories and, in cooperation with

ATCLLC, shall develop methods for calculating the portion of each cost category that should be allocated to ATCLLC.  The method for determining the share allocable to ATCLLC may vary from cost category to cost category.  A document describing the methods for allocating categories of costs to ATCLLC, including any

allocation formulas, will be attached to this Schedule 1.

          (c)  Labor Loadings.  Loadings that account for pension

and employee benefit costs, payroll taxes and costs, and the expense of non-productive time (paid leaves plus, if not a

separate cost category, training) shall be added to any direct or indirect labor costs billed to ATCLLC.  A document describing the methods Utility Contractor will use to calculate and apply labor loadings will be attached to this Schedule 1.

          (d)  Extraordinary Costs.  Subject to Article 4 of the

Agreement, costs incurred by Utility Contractor that are unusual,

special or extraordinary may require unique treatment. Utility

Contractor will notify ATCLLC in advance of incurring such costs whenever possible and as soon as possible after incursion of the cost if advance notice is not possible, but in any event prior to sending ATCLLC an invoice that includes the cost.

                    (e)  Utility Contractor's System for

Recording Its Costs.  Utility Contractor will notify ATCLLC in advance of any changes to its system of recording and tracking its costs that will significantly impact the calculation or

appearance of invoices to ATCLLC.  Utility Contractor will, at

ATCLLC's expense, provide for the transfer to ATCLLC of

electronic billing data in a form usable by ATCLLC's electronic systems for recording and tracking costs of the Services.

     3.   True-ups and Reviews.

     Amounts that have been billed based on estimates will be

adjusted to the Utility Contractor's actual costs after actual costs are known and ATCLLC will pay more or receive a credit, as appropriate, for any true-up. Such true-ups may be performed at any time, but at least one annual true-up will be performed by the Utility Contractor for the previous year before the

expiration of the first quarter of the following year. In

addition, formulas, procedures and allocations may be revised by either Party if the Party proposing the revision can demonstrate to the other Party that new facts have come to light or that it has discovered or developed an improved formula, procedure or method for accurately determining or invoicing actual costs. Any such revision to a formula, procedure or allocation will not be applied retroactively. Amounts previously billed in error,

however, will be corrected in accordance with Section 4 below;

error here includes the long or short-term misapplication of an approved formula. Where refunds or additional amounts are owed due to a true-up or correction, the refund or additional amount shall appear on the next monthly billing following identification of the adjustment.

     4.   Contested Statements.

     ATCLLC may contest, and Utility Contractor may correct, any particular items included in any Utility Contractor invoice

within one year of ATCLLC's receipt of the invoice.  This

provision does not limit ATCLLC's right to audit Utility

Contractor under Section 6.6 of the Agreement.

     5.   Adjustments.

     Utility Contractor shall promptly reimburse or credit ATCLLC for any charges that should not have been billed to ATCLLC as provided in the Agreement and which either Party identifies

within 12 months of the ATCLLC's receipt of the invoice

containing such charges.  Such reimbursements shall be set forth in the appropriate section of the invoice.  Utility Contractor shall bill ATCLLC for any charges that were not billed but should have been billed to ATCLLC as provided in this Agreement and which either Party identifies within 12 months of the month that the charges were incurred.

     The amount of any adjustment under this Section shall

reflect interest from the date such amounts were due at the

published prime interest rate of Firstar Bank on the last

business day of the preceding month.



_______________________________
*    A Transmission Utility that has transferred Transmission
     Facilities to the American Transmission Company LLC.



                 TRANSITIONAL SERVICES AGREEMENT
                               FOR
                     TRANSMISSION FACILITIES
  (Transferred Under Wisconsin "Reliability 2000" Legislation)






                             Between

                American Transmission Company LLC

                               and

                Wisconsin Electric Power Company









                  Dated as of December 29, 2000

ARTICLE 1   DEFINITIONS AND INTERPRETATION                     2
     1.1  Definitions, Generally                               2
     1.2  Special Definitions                                  2
          1.2.1  Administrative Services                       3
          1.2.2  Budget                                        3
          1.2.3  Day One                                       3
          1.2.4  Day 181                                       3
          1.2.5  Good Utility Practice                         3
          1.2.6  Key Personnel                                 3
          1.2.7  Party                                         4
          1.2.8  Parties                                       4
          1.2.9  Service Schedules                             4
          1.2.10 Services                                      4
          1.2.11 System Control Services                       4
          1.2.12 Transmission Facilities                       4
          1.2.13 Transmission System                           5
ARTICLE 2   TERM                                               5
     2.1  Term of Agreement                                    5
     2.2  Extension                                            5
ARTICLE 3   REQUIRED REGULATORY APPROVALS                      5
ARTICLE 4   GENERAL PROVISIONS REGARDING SERVICES TO BE
            PROVIDED BY UTILITY CONTRACTOR                     6
     4.1  Services on Day One                                  6
     4.2  Exclusions of Services on Day One                    6
     4.3  Exclusion of Services After Day 181                  7
     4.4  Development of Service Schedules                     7
ARTICLE 5   RESPONSIBILITIES OF UTILITY CONTRACTOR            11
     5.1  Scope of Services                                   11
     5.2  Performance Standards                               11
     5.3  Utility Contractor Resources                        13
     5.4  Budget                                              14
     5.5  Reports                                             15
     5.6  Training                                            15
     5.7  Contracts with Third Parties                        16
ARTICLE 6   COMPENSATION OF UTILITY CONTRACTOR                17
     6.1  Compensation.                                       17
     6.2  Methods of Calculating the Compensation Due.        17
     6.3  Compensation for Inventory and Storage.             17
     6.4  Billing and Payment.                                18
     6.5  Audits and Adjustments.                             18
ARTICLE 7   RESPONSIBILITIES OF ATCLLC                        19
ARTICLE 8   SERVICES AVAILABLE TO ATCLLC DURING TRANSITION    20
     8.1  General                                             20
     8.2  Control Center Services                             20
     8.3  Real Estate                                         20
     8.4  Project Services                                    22
     8.5  Environmental Services                              22
     8.6  Supply Chain Services                               22
     8.7  Engineering Services                                23
     8.8  Planning Services                                   23
     8.9  Miscellaneous Services                              23
ARTICLE 9   SPECIALIZED CONSTRUCTION SERVICES                 24
ARTICLE 10  OWNERSHIP                                         24
ARTICLE 11  DISPUTE RESOLUTION                                26
ARTICLE 12  FORCE MAJEURE                                     26
ARTICLE 13  LIMITATION OF LIABILITY                           27
ARTICLE 14  INDEMNITY                                         27
ARTICLE 15  INSURANCE                                         30
ARTICLE 16  SUCCESSORS AND ASSIGNS                            32
ARTICLE 17  NOTICE                                            33
ARTICLE 18  MISCELLANEOUS                                     34
     18.1  Compliance with Laws                               34
     18.2  Entire Agreement                                   34
     18.3  Counterparts                                       34
     18.4  Amendment                                          34
     18.5  Survival                                           35
     18.6  Independent Contractor                             35
     18.7  Confidentiality                                    35
     18.8  Standards of Conduct                               36
     18.9  No Implied Waivers                                 37
     18.10 No Third-Party Beneficiaries                       37
     18.11 Severability                                       37
     18.12 Governing Law                                      37
     18.13 Interpretation.                                    38
     18.14 Headings                                           38
     18.15 Modification of  Agreement by Service Schedules    38
     18.16 Affiliate Status of Parties                        38

                 TRANSITIONAL SERVICES AGREEMENT
                               FOR
                     TRANSMISSION FACILITIES


     THIS TRANSITIONAL SERVICES AGREEMENT FOR TRANSMISSION

FACILITIES ("Agreement") is entered into as of December 29, 2000 by and between Wisconsin Electric Power Company or WEPCO

("Utility Contractor"), a Wisconsin corporation, and American

Transmission Company LLC ("ATCLLC"), a Wisconsin limited

liability company (collectively, the "Parties").  Utility

Contractor and ATCLLC are referred to individually as a "Party"

and collectively as the "Parties."

                            RECITALS

     WHEREAS, Wisconsin Act 9 ("Reliability 2000 Legislation"),

effective October 29, 1999, authorized the organization of a new company to provide electric transmission service;

     WHEREAS, pursuant to the provisions of the Reliability 2000

Legislation, ATCLLC was organized to provide transmission

service;

     WHEREAS, the Reliability 2000 Legislation authorized

electric transmission utilities to transfer their transmission assets to a new company organized to provide transmission

service;

     WHEREAS, WEPCO has agreed to transfer its transmission

assets to ATCLLC;

     WHEREAS, the Parties intend that ATCLLC will commence

operation of the Transmission System on January 1, 2001 ("Day

One").

     WHEREAS, ATCLLC  is in the process of searching for and

employing personnel needed to staff the functions necessary for its operations from and after Day One, which may include

personnel currently employed by Utility Contractor and performing

those functions for Utility Contractor.   Of necessity, on Day

One  ATCLLC must obtain services so as to ensure continuation of high quality, reliable service.

     WHEREAS, the Parties desire to reflect herein their

agreement for the provision of certain services.  The Parties have also entered into a Forming Party Agreement Regarding System

Operating Procedures dealing with the performance of certain functions in operation of the system and a Facilities Operation and Maintenance Agreement ("Facilities O & M Agreement") pursuant to which the Parties have arranged for the provision of Operation and Maintenance Services upon commencement of operations of

ATCLLC.

     WHEREAS, the Parties desire to  provide in this Agreement

for the provision by Utility Contractor of the services needed on

Day One for ATCLLC to provide uninterrupted, reliable, cost

effective transmission service.  The Parties further desire to commit in this agreement to a cooperative approach to the

necessary analysis, coordinated planning, construction, and other measures necessary to meet ATCLLC's needs for a transition from functional control to full control of all aspects of the

Transmission System, while accommodating the need of Utility

Contractor to plan, supervise and conduct its continuing

distribution operations after Day One.

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties hereby agree as follows:

                            ARTICLE 1

                 DEFINITIONS AND INTERPRETATION

     1.1  Definitions, Generally

     Unless defined in Section 1.2 of this Agreement, the

definition of each defined term used in this Agreement shall be the same as the definition for that term set forth in the OATT,

the Operating Agreement of American Transmission Company, LLC, or

the Asset Contribution Agreement between the Parties.

     1.2  Special Definitions

     The following defined terms used in this Agreement shall be defined as set forth below:

          1.2.1     Administrative Services

     "Administrative Services" shall mean those categories and

subcategories of Services described in Sections 8.3, 8.5, 8.6,

8.7, 8.8, and 8.9 of this Agreement.

          1.2.2     Budget

     "Budget" shall mean the budget to be prepared by Utility

Contractor pursuant to Section 6.3 hereof.

          1.2.3     Day One

     "Day One" shall mean the date on which ATCLLC commences

operations, and has the same meaning as the term Operations Date as that term is used in the Operation and Maintenance Agreement between the Parties.

          1.2.4     Day 181

     "Day 181" shall mean 180 calendar days after Day One.

          1.2.5     Good Utility Practice

     "Good Utility Practice" shall mean any of the practices,

methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period,

or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.  Good Utility

Practice is not intended to be limited to the optimum practice,

method or act to the exclusion of all others, but rather is

intended to include acceptable practices, methods, or acts

generally accepted in the region.

          1.2.6     Key Personnel

     "Key Personnel" shall mean individuals employed by the

Utility Contractor in the positions of managers and supervisors and who are designated as the individuals directly responsible for supervising or managing work to be performed or services to be provided under this Agreement.

          1.2.7     Party

     "Party" shall mean either Utility Contractor or ATCLLC.

          1.2.8     Parties

     "Parties" shall mean both Utility Contractor and ATCLLC.

          1.2.9     Service Schedules

     "Service Schedules" shall mean the schedules described in

Section 4.4 of this Agreement.

          1.2.10    Services

     "Services" shall mean any combination of the categories

and/or sub-categories identified in Article 8 of this Agreement that are provided pursuant to this Agreement or any of the

Service Schedules between the Parties.

          1.2.11    System Control Services

     "System Control Services" shall mean those categories and

subcategories of Services described in Sections 8.2 and 8.4 of this Agreement.

          1.2.12    Transmission Facilities

     "Transmission Facilities" shall mean the facilities for the transmission of electric energy and ancillary services

transferred to ATCLLC by Utility Contractor pursuant to, and identified in, the Asset Contribution Agreement between ATCLLC and WEPCO, dated December 15, 2000, and new facilities

constructed by ATCLLC for its Transmission System which ATCLLC and Utility Contractor have agreed will be Transmission

Facilities for purposes hereof.

          1.2.13    Transmission System

     "Transmission System" shall mean the system of facilities

for the transmission of electric energy and ancillary services owned or controlled by ATCLLC and which are covered by the ATCLLC

OATT.



                            ARTICLE 2

                              TERM

     2.1  Term of Agreement

     Subject to Article 3, this Agreement shall be effective from

Day One and shall continue in effect as modified or supplemented by the Service Schedules.  This Agreement terminates on the date that the last Service Schedule is terminated or when - in the absence of Service Schedules - the Agreement is terminated under the notice provision set forth in Section 4.4.

     2.2  Extension

     This Agreement may be extended upon the mutual agreement of the Parties, subject to renegotiation (at the option of either

Party) of the terms of this Agreement.

                            ARTICLE 3

                  REQUIRED REGULATORY APPROVALS

     The effectiveness of this Agreement is hereby expressly

conditioned upon the receipt by Utility Contractor and ATCLLC of all permits, regulatory authorizations and regulatory approvals that shall be required by the Parties to enter into and perform their obligations under this Agreement in a form acceptable in the reasonable judgment of the Party affected thereby.

                            ARTICLE 4

 GENERAL PROVISIONS REGARDING SERVICES TO BE PROVIDED BY UTILITY
                           CONTRACTOR

     4.1  Services on Day One

     Except to the extent that the Parties agree otherwise and

reflect in the Service Schedules contemplated in Section 4.4 below, each of the Services  described in detail in Article 8 of this Agreement other than those excluded by ATCLLC pursuant to

Section 4.2 and listed on Schedule 4.2 shall be provided to

ATCLLC pursuant to this Agreement by Utility Contractor

commencing on Day One.  Utility Contractor shall continue to provide such Services until either the termination of the

Services pursuant to Section 4.4(d), or the date a Service

Schedule sets for termination of Services covered by that Service

Schedule.  Termination of Services under a Service Schedule shall be in accordance with the termination provisions in such Service

Schedule.  When a Service Schedule terminates, the Agreement terminates as to the Service covered by that Service Schedule.

     4.2  Exclusions of Services on Day One

     (a)  Administrative Services.  At least 30 days prior to Day

One, after consultation with Utility Contractor, ATCLLC shall identify in writing to Utility Contractor each of the

Administrative Services that will not be provided by Utility

Contractor on Day One.  This list shall be attached as Schedule

4.2 to this Agreement.

     (b)  System Control Services.  At least 45 days prior to Day

One, after consultation with Utility Contractor, ATCLLC shall identify in writing to Utility Contractor those System Control

Services which ATCLLC intends and is able to reliably and

effectively provide for itself or through a third party

consistent with the requirements of the Forming Party Agreement

Regarding System Operating Procedures.  No later than 15 days prior to Day One, after consultation with ATCLLC, Utility

Contractor shall notify ATCLLC in writing whether it agrees that

ATCLLC is capable of providing the identified Services consistent with the requirements of the Forming Party Agreement Regarding

System Operating Procedures.  Such agreement from Utility

Contractor shall not be unreasonably withheld or delayed.

     4.3  Exclusion of Services After Day 181

     Not later than 60 days after Day One, after consultation

with Utility Contractor, ATCLLC shall identify in writing which of the Administrative Services it will no longer take from

Utility Contractor after Day 181.  At this time, ATCLLC shall also identify which of the System Control Services ATCLLC intends to no longer take from Utility Contractor after Day 181 and which

ATC intends and is able to reliably and effectively provide after

Day 181 for itself or through a third party consistent with the requirements of the Forming Party Agreement Regarding System

Operating Procedures.  Not later than 90 days after Day One,

after consultation with ACTLLC, Utility Contractor shall notify

ATCLLC in writing whether it agrees that ATCLLC is capable of providing the identified Services consistent with the

requirements of the Forming Party Agreement Regarding System

Operating Procedures.  Such agreement from Utility Contractor shall not be unreasonably withheld or delayed.  ATCLLC's

identification of Services under this subsection shall satisfy the Termination notice requirements in Section 4.4(d) as to those

Services.

     4.4  Development of Service Schedules

     From and after Day One, the Parties shall, using the process set forth below, work in good faith to develop mutually

acceptable Service Schedules for the continuation, reduction or termination of each of the categories of Services described in

Article 8 by Utility Contractor and which ATCLLC is taking under this Agreement.  That arrangement shall be reflected in one or more of the Service Schedules contemplated in this Article 4.4 and in Article 8.  The Parties shall employ the following

procedure for developing the Service Schedules:

          (a)  Information and Analysis.  As soon as practicable

     before Day One, Utility Contractor shall provide to ATCLLC sufficient reasonably available information on its staffing and supervision of the Services described in Article 8, a

     description of all systems employed in performing the

     Services, and information on plans for staffing and

     operation of its distribution business to the extent such

     plans impact its ability to continue to provide the Services described in Article 8.  ATCLLC shall provide comparable

     information regarding its plans and requirements and its

     analysis of the process for modification and coordination of systems data transfers, software requirements, and like

     matters.

          (b)  ATCLLC Proposal of Service Schedules.  At least 30

     days prior to Day 181, on the basis of information exchanged pursuant to Section 4.4(a), ATCLLC shall, for each of the

     Services it is receiving on Day 181, do one of the

     following:

               (i)  propose Service Schedules for Utility

          Contractor's continued provision of some or all such

          Services after Day 181;

               (ii) If ATCLLC has been unable to complete the

          analysis contemplated in Section 4.4(a), it

          nevertheless may notify Utility Contractor that ATCLLC

          desires to enter into a Service Schedule for the

          Service and provide Utility Contractor with a proposal

          for the Service Schedule no later than 60 days after

          Day 181.

               (iii)     For an Administrative Service, provide

          written notice of termination pursuant to Section

          4.4(d);

               (iv) For a System Control Service which ATCLLC is

          able to provide reliably and effectively for itself or

          through third parties consistent with the Forming Party

          Agreement Regarding System Operating Procedures,

          provide written notice of termination pursuant to

          Section 4.4(d); or

          No later than 60 days after Day 181, after consultation

     with ATCLLC, Utility Contractor shall notify ATCLLC in

     writing whether it agrees that ATCLLC is capable of

     providing the System Control Services noticed for

     termination under (iv) above consistent with the

     requirements of the Forming Party Agreement Regarding System

     Operating Procedures.  Such agreement from Utility

     Contractor shall not be unreasonably withheld or delayed.

     ATCLLC's identification of Services under this subsection

     shall satisfy the termination notice requirements in Section

     4.4(d) as to those Services.

          (c)  Negotiation.  Promptly after delivery of proposals

     for Service Schedules, the Parties shall meet to consider

     them and shall negotiate in good faith toward adoption of

     mutually agreeable Service Schedules on the matters

     addressed in the proposal.

          (d)  Utility Contractor's Termination of Services.  If

     and to the extent that the Parties do not agree on Service

     Schedules or Agreements covering a matter or matters

     included in an ATCLLC proposal within 120 days after the

     delivery of the proposal, or if ATCLLC fails to make  a

     proposal in accordance with this Section 4.4,   Utility

     Contractor, may, as to any Service on which there has been no Service Schedule, notify ATCLLC that after a specified

     date it will no longer provide the Service.  At this time,

     ATCLLC may, for any Administrative Service for which there has been no Service Schedule, notify Utility Contractor that after a specified date ATCLLC will no longer procure the

     services from Utility Contractor.

          (e)  ATCLLC Termination of Services.  If and to the

     extent that the Parties do not agree on Service Schedules or

     Agreements covering a matter or matters included in an

     ATCLLC proposal within 120 days after the delivery of the

     proposal, ATCLLC may notify Utility Contractor that after a specified date it will no longer procure any Administrative

     Service or any System Control Service that ATCLLC intends

     and is able to reliably and effectively provide for itself or through third parties consistent with the Forming Party

     Agreement Regarding System Operating Procedures.  No later than 30 days after notification under this Section regarding a System Control Service, Utility Contractor shall, after

     consultation with ATCLLC, notify ATCLLC in writing whether it agrees that ATCLLC is capable of providing the System

     Control Service consistent with the requirements of the

     Forming Party Agreement Regarding System Operating

     Procedures.  Such agreement from Utility Contractor shall

     not be unreasonably withheld or delayed.  ATCLLC's

     identification of Services under this subsection shall

     satisfy the termination notice requirements in this Section

     4.4(d) as to those Services.

          (f)  Sufficiency of Notice.  The date specified by

     Utility Contractor in any notice of termination under

     Section 4.4(d) or (e) hereof shall be such as will afford

     ATCLLC a reasonable opportunity to obtain the service from a third party or Parties.  The date specified by ATCLLC in any notice of termination under Section 4.4(d) or (e) hereof

     shall be such as will afford Utility Contractor a reasonable opportunity to redeploy the resources Utility Contractor

     used to perform any Service discontinued pursuant to this

     Section.  A period of six months shall in any event be

     deemed a reasonable period for purposes of such notice by

     either Party.

                            ARTICLE 5

             RESPONSIBILITIES OF UTILITY CONTRACTOR

     5.1  Scope of Services

     Utility Contractor shall perform, or cause to be performed,

the Services in accordance with the terms, conditions and

procedures specified in this Agreement.

     5.2  Performance Standards

     (a)  In meeting their responsibilities hereunder, the

Parties shall at all times follow Good Utility Practice, the requirements of this Agreement, and all directives and

specifications of ATCLLC or its duly authorized designees.

     (b)  Utility Contractor shall provide Services in accordance with ATCLLC direction as necessary to give effect to ATCLLC

policies, plans and business decisions, but Utility Contractor shall be responsible for determining the manner of performance and for supervision of the work specified by ATCLLC or its

authorized designee.  Should Utility Contractors object to

following the specifications or directives of ATCLLC on any

basis, Utility Contractor shall nonetheless follow such

directives and specifications. Where, in the judgment of Utility

Contractor, following the specifications or directives of ATCLLC would pose a substantial risk to property or human safety,

Utility Contractor shall, where time permits, notify a

representative of ATCLLC and seek relief from the specification or directive.  Where Utility Contractor does not have time to notify an ATCLLC representative and obtain relief, the Utility

Contractor may take reasonable steps to mitigate damage to

property or risk to human safety.  In any non-emergency case in which Utility Contractor objects to following the directives or specifications of ATCLLC, it shall so notify ATCLLC in writing or confirm oral notice in writing by Key Personnel.  Utility

Contractor may, where it has given the notice required in this

Section, subsequently address its objections under the dispute resolution process set forth in Article 11 of this Agreement.

     (c)  Except as directed by ATCLLC, Utility Contractor shall make good faith efforts to maintain the pre-Agreement quality and timeliness of its performance of the Services in accordance with

Good Utility Practice, including priority of work and methods.

     (d)  The Utility Contractor acknowledges that ACTLLC has

ultimate responsibility for the Transmission System and has the obligation to manage the Services.  To that end, ATCLLC has the right, upon proper notice to Utility Contractor, to secure non-

construction Services by adding ATCLLC personnel and/or

contractors into project teams and determining the functions such

ATCLLC personnel or contractors shall perform.  If ATCLLC elects to add personnel or contractors, it shall make appropriate

reassignment of responsibility so as to minimize any interference with the management and supervision by Utility Contractor of the work for which Utility Contractor is responsible and ATCLLC shall pay the cost incurred by Utility Contractor resulting from

measures reasonably required of it to redeploy resources in

response to such ATCLLC direction.

     (e)  Utility Contractor shall not be deemed to have failed to adequately perform a specific Service under this Agreement where (i) Utility Contractor has performed the specific Service in accordance with Good Utility Practice, or any directive,

specification, procedure or policy of ATCLLC; or (ii) where its ability to adequately perform a specific Service was constrained by an ATCLLC-imposed budgetary limitation on that specific

Service to which limitation Utility Contractor objected in

writing, or if orally, confirmed in writing by Key Personnel, at such time as the effect of the budget restraint became known.

     (f)  If ATCLLC discovers that any Services performed fail to conform to this Agreement, Utility Contractor shall, at ATCLLC's option, promptly correct or perform such non-conforming Services so that they conform to this Agreement.  Without limiting the generality of this provision, Utility Contractor shall provide the labor, supervision, equipment, tools and materials necessary to effect such remedy.  Utility Contractor shall perform its remedial obligations hereunder in a timely manner consistent with

ATCLLC's reasonable requirements.  If Utility Contractor

repeatedly fails, or is unable, to remedy such non-conforming

Services during a period consistent with ATCLLC's reasonable requirements, ATCLLC may undertake to remedy the non-conforming

Services and in such case Utility Contractor shall reimburse

ATCLLC for any reasonable costs incurred thereby.  This

subsection shall be in addition to any other remedies provided by this Agreement or available at law or equity.

     (g)  In its performance of the Services, Utility Contractor shall undertake its efforts in a fashion which does not unduly favor or discriminate against any distribution system.

     5.3  Utility Contractor Resources

     (a)  Utility Contractor shall maintain and manage the

organizational and physical resources needed to perform the

Services.

     (b)  Utility Contractor shall maintain an organization and personnel, including contractors, capable of performing the

Services in a cost effective manner.  Qualifications for Key

Personnel assigned to manage the performance of Services shall be available to ATCLLC at any reasonable time.  ATCLLC shall have the right to interview the Key Personnel proposed by Utility

Contractor to manage the performance of Services and to reject such Key Personnel for Good Cause at any time during the term of this Agreement.  The Services shall be managed by such parts of

Utility Contractor's organization as may be necessary to assure the cost-effective performance of the Services in accordance with this Agreement or any Service Schedule.

     (c)  Utility Contractor shall maintain and manage the

equipment, spare parts, materials and supplies needed to perform the Services in a cost-effective manner.

     5.4  Budget

     (a)  As soon as possible before Day One, and thereafter at least 60 days before the beginning of each quarter throughout the term of this Agreement, Utility Contractor shall submit in

writing to ATCLLC, for ATCLLC's review and approval, a  budget for the 6 (six) months beginning with such quarter, and for each month in such 6 (six) month period, setting forth Utility

Contractor's proposed expenditures for the Services not excluded by ATCLLC under Sections 4.2 or 4.3, or terminated pursuant to

Sections 4.4.

     (b)  The Budget shall include the information, and follow

the format used by Utility Contractor in its budget associated with its existing plans for the initial 6 (six) month period with such modifications as ATCLLC may reasonably require or as may be required to coordinate the Budget with procedures for cost

accounting and billing set forth in this agreement.  The Budget shall describe in adequate detail the estimated expenditures associated with each of the Services ATCLLC is taking under this

Agreement for the Budget period.

     (c)  ATCLLC shall review, consult with Utility Contractor

about work force and materials availability, and revise, as it deems appropriate, approve and return the  Budget to Utility

Contractor within 30 days of its submittal.  During the term of the Budget ATCLLC may at each quarterly review, in response to suggestions made by Utility Contractor or on its own initiative,

elect to revise the Budget to meet the then current needs of

ATCLLC subject to any limitation set forth in Article 4 on

ATCLLC's discretion to exclude or terminate Utility Contractor's provision of Services.  If ATCLLC does elect to revise the

Budget, ATCLLC shall communicate the changes made to Utility

Contractor in writing, in a timely fashion; provided, however,

that any costs incurred by Utility Contractor in reasonable

anticipation of performing Services under the budget as

previously approved by ATCLLC, and which could not reasonably have been mitigated by Utility Contractor, shall be borne by

ATCLLC.

     5.5  Reports

     (a)  As part of the Services, Utility Contractor shall

prepare and submit the reports described in this Section.  Such reports and data shall be provided to ATCLLC without restriction,

and are subject to the confidentiality provisions of Section 18.7 of this Agreement.

     (b)  As part of the Services, Utility Contractor shall

prepare, on a quarterly basis within 30 days after the end of the quarter, a summary of the Services provided during the previous quarter.  Such report shall include a summary of all material deficiencies in the systems, records, or assets that are the subject of the Services, and Utility Contractor's proposals for correcting such deficiencies.

     (c)  As part of the Services, Utility Contractor shall

prepare, on a monthly basis within 30 days after the end of the month, a budget variance report setting forth actual and budgeted expenditures for the period and year to date, together with

Utility Contractor's explanation of any variance.

     (d)  Utility Contractor shall prepare such other reports,

and provide such other information, as ATCLLC may request

regarding the Services.

     5.6  Training

     (a)  As part of the Services, Utility Contractor shall train its employees and agents appropriately to carry out its

responsibilities to ATCLLC under this Agreement.  At ATCLLC's expense, Utility Contractor shall provide ATCLLC training

materials and course materials used by Utility Contractor in any training programs conducted pursuant to this Section.

     (b)  As part of the Services, Utility Contractor shall

provide training sessions to familiarize ATCLLC employees or agents with the Services provided under this Agreement.  Utility

Contractor shall provide such training sessions at such times and locations, to such audiences, and with such content, as may be appropriate and requested by ATCLLC.

     5.7  Contracts with Third Parties

     ATCLLC acknowledges that Utility Contractor may have entered into contracts with third parties for some or all of the

categories of Services described in Article 8.  ATCLLC further acknowledges that Utility Contractor may wish in the future to enter into contracts with third parties to perform some of the

Services.  All such third-party contracts shall be subject to the following provisions.

     (a)  Existing contracts.  As soon as practicable before the

Operations Date, Utility Contractor shall provide ATCLLC, for its review, subject to the confidentiality provisions of Section

18.7, copies of all third-party contracts then currently in

effect and under which the amounts payable are expected to exceed

$50,000 annually for Services covered by this Agreement.  During the term of this Agreement, Utility Contractor shall not modify any of these third-party contracts without the prior written approval of ATCLLC, which approval ATCLLC shall not unreasonably withhold or delay.

     (b)  Future Contracts.  Utility Contractor may enter into

contracts with qualified third parties for the provision of

Services, provided that Utility Contractor obtains ATCLLC's prior written approval of all proposed contractors and contracts for contracts under which the amounts payable are reasonably expected to exceed $50,000 annually, which approval ATCLLC shall not

unreasonably withhold or delay.

     (c)  Utility Contractor may not split any contracts to avoid the $50,000 approval threshold.

     (d)  Contract Invoices.  Utility Contractor shall pass all invoices it receives for third-party contract work used to

provide Services directly through to ATCLLC, with no additional charges or markups, except as may be authorized under this

Agreement.

                            ARTICLE 6

               COMPENSATION OF UTILITY CONTRACTOR


     6.1  Compensation.

     As full and complete compensation for Utility Contractor's provision of the Services, ATCLLC shall pay Utility Contractor all of the reasonable direct and indirect costs incurred by

Utility Contractor in performing such Services.  Direct and

indirect costs include but are not limited to labor costs with loadings which shall include labor costs for tasks such as

recording costs and invoicing ATCLLC and the cost of materials and supplies; return of and on the cost of property employed; and

payments to contractors, plus all overheads directly associated with any and all of these costs.

     6.2  Methods of Calculating the Compensation Due.

     The methods and procedures for determining, recording,

allocating, billing and auditing of Utility Contractor's costs is set forth in Schedule 1 hereto.

     6.3  Compensation for Inventory and Storage.

     (a)  Upon cancellation or expiration of this Agreement,

ATCLLC agrees to purchase the inventory of materials and supplies under the provisions of Section 3.8 of the Asset Contribution

Agreement.

     (b)  ATCLLC shall have the option to lease from Utility

Contractor, or rent at cost, the warehouse space and other

facilities and systems used by Utility Contractor to maintain and manage such materials and supplies.

     6.4  Billing and Payment.

     Utility Contractor shall provide invoices to ATCLLC each

month, setting forth the costs incurred by Utility Contractor during the previous month to provide the Services, and

identifying costs accrued for Services by the Utility Contractor during the previous month, which accrued costs will be invoiced at a later date.  ATCLLC shall pay each invoice within 15 days of receipt from Utility Contractor.  Billing and payment disputes that cannot be resolved in the normal course of business shall be resolved using the dispute resolution procedures described in

Article 8.

     6.5  Audits and Adjustments.

     Utility Contractor shall maintain and retain for such time as ATCLLC may reasonably direct, but not for longer than six years, the books and other records needed to document the costs

Utility Contractor incurs as a result of fulfilling its

obligations under this Agreement.  Utility Contractor shall

respond to any reasonable request from ATCLLC for information related to a cost charged by Utility Contractor to ATCLLC by providing ATCLLC the information reasonably needed by ATCLLC to verify the cost in question.  From time to time, ATCLLC may

conduct, and Utility Contractor shall permit ATCLLC to conduct or cause to be conducted by its authorized agents, at ATCLLC's

expense, audits of the books and records of Utility Contractor that relate to the Services provided under this Agreement.  Such audits will be conducted at reasonable, mutually agreed upon times, provided that ATCLLC must contest invoices within one year of receipt and must complete any audit relating to a contested invoice within a reasonable period of time thereafter.  Any

adjustment identified to be made as a result of an audit and that is payable under Section 5 of Schedule 1 shall be made to the billing statement next issued following the conclusion of the audit.

                            ARTICLE 7

                   RESPONSIBILITIES OF ATCLLC

     During the term of this Agreement, ATCLLC shall, at its cost and expense, and in a manner consistent with Good Utility

Practice, perform or provide the following at the times required to support the provision of the Services:

     (a)  ATCLLC shall provide Utility Contractor with all

necessary access to the Transmission Facilities and ATCLLC

properties upon which such Transmission Facilities are located,

and records.

     (b)  ATCLLC shall, with the concurrence and assistance of

Utility Contractor as may be necessary or appropriate, procure and maintain in effect all permits, certificates and licenses needed by the owner of the Transmission Facilities for provision of the Services.

     (c)  ATCLLC shall review, revise and approve Budgets, as

described in Section 5.3 hereof.  All Budgets shall be reasonable and consistent with Good Utility Practice, subject to any

limitation in Article 4 on ATCLLC's discretion to exclude or terminate Services, and any approvals of Budgets shall not be unreasonably withheld or delayed.

     (d)  ATCLLC shall provide training sessions to familiarize

Utility Contractor personnel with the processes and procedures relating to the Services that are developed by ATCLLC during the term of this Agreement for application by ATCLLC throughout the

ATCLLC Transmission System.

     (e)  ATCLLC shall provide Utility Contractor with such other information, oversight and direction as is needed by Utility

Contractor to fulfill Utility Contractor's responsibilities under this Agreement.

                            ARTICLE 8

         SERVICES AVAILABLE TO ATCLLC DURING TRANSITION

     8.1  General

     The categories and subcategories of Services available to

ATCLLC under this Agreement include those described in Sections

8.2 to 8.10 below as modified from time to time in accordance with Service Schedules adopted pursuant to this Agreement.

     8.2  Control Center Services

     (a)  Control Center Services comprise:

          (i)  Necessary functions for operation of control

     center facilities and for transmission related system use.

          (ii) Provision and supervision of control center system

operator labor.

          (iii)     Dispatch of field operations personnel.

          (iv) Necessary functions for restoration/blackstart

operations.

     (b)  Transitional Considerations for Development of Service

Schedule.

          (i)  Any further terms and conditions governing the

     provision of Control Center Services shall be set forth in

     Service Schedule 8.2.

          (ii) The Parties contemplate that work on preparation

     of Service Schedule 8.2 will have high priority.

     8.3  Real Estate

     (a)  Real Estate Services comprise:

          (i)  Performance of real estate records management

     functions for the Transmission Facilities, including real

     estate and but excluding all financial accounting records

     and reports.

          (ii) Negotiating, drafting, executing, and maintaining

     records relating to easements, licenses, permits, etc., for the Transmission Facilities.

          (iii)     Monitoring and taking appropriate action

     regarding encroachments by or upon Transmission Facilities real estate interests of ATCLLC.

          (iv) Real estate negotiation,  acquisition, and

     condemnation functions for the Transmission Facilities.

          (v)  Property owner relations functions.

          (vi) Lease management, billing and collection.

          (vii)     Subject to any other agreement between the

     Parties, Joint Facility management (CATV), telephone, fiber,

     etc.) including billing, collection, pole attachment

     documentation, and make-ready process.

          (vii)     Federal, State and local highway/road use,

     relocation, reimbursement.

          (ix) Support for Public Service Commission of Wisconsin

     proceedings on Certificates of Public Convenience and

     Necessity and Certificates of Authority, including data

     gathering, and public meetings.

          (x)  Route planning, siting and selection.

     (b)  Transitional Considerations for Development of Service

Schedule.

          (i)  The Utility Contractor shall maintain real estate

     records as requested by ATCLLC in Utility Contractor's

     integrated records system.

          (ii) The nature and pace of the transition will depend

     on decisions by ATCLLC as to the records system it desires,

     development of data transfer processes, protocols and

     software, systems compatibility, and other matters which the

     Parties have only begun to analyze.

     8.4  Project Services

     (a)  Project Services comprise functions necessary for the design, functioning and construction of capital projects,

including engineering, protection and control design, procurement and construction.

     (b)  Transitional Considerations for Development of Service

Schedule.

          (i)  Service Schedule 8.4 shall list the projects or

     type of projects for which Utility Contractor has a right or obligation to provide Project Services.

          (ii) Service Schedule 8.4 or schedules thereto shall

     specify the specific level of Project Services required for each project.

          (iii)     Service Schedule 8.4 shall specify the period

     of time during which Utility Contractor will provide Project

     Services.

     8.5  Environmental Services

     Environmental Services comprise:

     (a)  Functions necessary to support preparation of

environmental assessments and species management and for all technical services related to environmental matters not included in the Operations and Maintenance Agreement between the Parties.

     (b)  Agency relations functions with federal, state or local governmental or regulatory bodies having environmental

responsibilities.

     8.6  Supply Chain Services

     Supply Chain Services comprise:

     (a)  Sourcing and logistic functions.

     (b)  Inventory and warehousing functions.

     (c)  Contract requirements and legal requirements functions subject to ATCLLC approval.

     8.7  Engineering Services

     Engineering Services comprise:

     (a)  Functions supporting ATCLLC's standards development.

     (b)  Records management functions including as built

drawing, CAD services, Storage, reproduction and mapping/GIS.

     (c)  Performance of special studies, as requested.

     8.8  Planning Services

     Planning Services comprise:

     (a)  Functions related to special studies requested by

ATCLLC.

     (b)  Functions related to running special software as

requested by ATCLLC.

     8.9  Miscellaneous Services

     Miscellaneous Services comprise:

     (a)  Provision of management and professional staff to work under ATCLLC direction as supplemental ATCLLC staff to the extent available from Utility Contractor.

     (b)  Provision of accounting services and associated records management.

     (c)  To the extent not included as part of other Services,

Legacy Software Services, including:

               (i)  Functions relating to transferring or

          obtaining licenses for ATCLLC for software as required.

               (ii) Functions relating to enhancements to

          software developed by Utility Contractor in-house as

          approved by ATCLLC.

               (iii)     Functions relating to management of data

          base provided for ATCLLC use.

     (d)  Such other Services as may be agreed from time to time.

                            ARTICLE 9

                SPECIALIZED CONSTRUCTION SERVICES

     The Parties recognize that the Utility Contractor may have employees who perform specialized construction services.  For the purposes of this Article, specialized construction services mean non-supervisory direct construction work on capital projects.

     Notwithstanding any provisions to the contrary in this

Agreement, ATCLLC agrees to utilize all of the specialized

construction services employee time available to ATCLLC for a period of three years and, after three years, to offer to

employees who are necessary for these functions employment under conditions which meet the requirements of Wis. Stat.

196.807(3).

                           ARTICLE 10

                            OWNERSHIP

     For the purpose of this Agreement:

          (a)  Rights in ATCLLC Independently Developed

     Technology: Any Technology prepared, developed or acquired solely by the ATCLLC shall be owned solely by ATCLLC

     (hereinafter, "ATCLLC Owned Technology").  Except as

     provided for herein, nothing herein shall imply a license in the ATCLLC Owned Technology.

          (b)  Rights In Utility Contractor Independently

     Developed Technology: Any Technology prepared, developed or acquired solely by Utility Contractor shall be owned solely by Utility Contractor (hereinafter, "Utility Contractor

     Owned Technology").  Except as provided for herein, nothing herein shall imply a license in the Utility Contractor Owned

     Technology.

          (c)  Rights In Jointly Developed Technology: Any

     Technology jointly prepared, developed or acquired by the

     ATCLLC and Utility Contractor, shall be jointly owned

     (hereinafter, "Joint Technology").  The ownership rights

     granted under this paragraph shall be limited to the Joint

     Technology only and, except as provided for herein, does not grant any rights, license or otherwise in either the ATCLLC

     Owned Technology or Utility Contractor Owned Technology that may be necessary to utilize the Joint Technology.

          (d)  Grant Of Rights In ATCLLC Owned Technology: To the

     extent any ATCLLC Owned Technology is needed by a Utility

     Contractor in furtherance of performing the Services or any aspect thereof, the ATCLLC hereby grants to the Utility

     Contractor a full and complete, world-wide, royalty-free,

     fully paid-up, non-exclusive license to use, without the

     right to grant sublicenses, the ATCLLC Owned Technology.

          (e)  Grant Of Rights In Background Utility Contractor

     Technology: To the extent that background or underlying

     technology of Utility Contractor used by Utility Contractor in its performance of Services hereunder is required by

     ATCLLC to make use of its ATCLLC Owned Technology or the

     Joint Technology, the Utility Contractor hereby grants to

     the ATCLLC a full and complete, world-wide, royalty-free,

     fully paid-up, non-exclusive license to use the background or underlying technology of the Utility Contractor for the term of this Agreement and afterwards but only for the

     purposes and to the extent during the term of this Agreement without the right to grant sublicenses.

          (f)  Shared Rights in Joint Technology: The ATCLLC and

     the Utility Contractor shall retain perpetually full and

     complete rights to (e.g., make, use or sell) the Joint

     Technology.  Neither party may assign or otherwise transfer any rights in the Joint Technology, by license or otherwise,

     to the detriment of the other.

                           ARTICLE 11

                       DISPUTE RESOLUTION

     Any dispute arising out of or in connection with this

Agreement shall be resolved according to the dispute resolution procedures set forth in Schedule B of the Operating Agreement of

American Transmission ATCLLC.

                           ARTICLE 12

                          FORCE MAJEURE

     (a)  Neither Party shall be responsible or liable, or deemed in breach hereof, to the extent the performance of its respective obligations hereunder is prevented or delayed due solely to

circumstances beyond the reasonable control and without the fault or negligence of the party experiencing such impediment to

performance, including but not limited to acts of God; war;

riots; strikes, lockouts or other labor disturbances; labor or material shortages; actions or failures to act on the part of governmental authorities preventing or delaying performance;

inability despite due diligence to obtain required licenses; or

fire (such causes hereinafter called "Force Majeure").

     (b)  The Party experiencing the Force Majeure shall exercise due diligence in endeavoring to overcome any Force Majeure

impediment to its performance, but settlement of its labor

disturbances shall be entirely within its discretion.  The Party experiencing the Force Majeure shall promptly give written

notification to the other Party.  This written notification shall include a full and complete explanation of the Force Majeure and its cause, the status of the Force Majeure, and the actions such

Party is taking and proposes to take to overcome the Force

Majeure.  ATCLLC shall have the right, upon written notice to

Utility Contractor, to obtain alternate contractors to perform the Services during any event of Force Majeure that prevents or delays Utility Contractor's performance hereunder if the Force

Majeure has or, in ATCLLC's reasonable judgment, threatens to have an adverse effect on ATCLLC's ability to conduct its

operations.

                           ARTICLE 13

                     LIMITATION OF LIABILITY

     With respect to claims by and between the Parties under this

Agreement, the measure of damages at law or in equity in any action or proceeding shall be limited to direct actual damages only, such direct actual damages shall be the sole and exclusive remedy and all other remedies or damages at law or in equity are waived and neither Party shall be liable in statute, contract, in tort (including negligence), strict liability, warranty or under any other legal theory or otherwise to the other Party, its

agents, representatives, and/or assigns, for any special,

incidental, punitive, exemplary or consequential loss or damage whatsoever, including, but not limited to, loss of profits or revenue on work not performed, for loss of use of or under-

utilization of the other Party's facilities, loss of use of

revenues, attorneys' fees, litigation costs, or loss of

anticipated profits, resulting from either Party's performance or non-performance of an obligation imposed on it by this Agreement,

without regard to the cause or causes related thereto, including the negligence of any party.  The Parties expressly acknowledge and agree that this limitation shall apply to any claims for indemnification under Article 14 of this Agreement.  The

provisions of this section shall survive the termination or

expiration of this Agreement.

                           ARTICLE 14

                            INDEMNITY

     (a)  Utility Contractor's Indemnification.  Subject to the

provisions of Article 13, Utility Contractor shall indemnify,

hold harmless and defend ATCLLC, and its officers, directors,

employees, affiliates, managers, members, trustees, shareholders,

agents, contractors, subcontractors, affiliates' employees,

invitees and successors, from and against any and all claims,

demands, suits, obligations, payments, liabilities, costs,

losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings,

assessments, judgments, settlements, and compromises relating thereto, reasonable attorneys' and expert fees and reasonable disbursements in connection therewith) for damage to property,

injury to any person or entity, or death of any individual,

including ATCLLC's employees and affiliates' employees, Utility

Contractor's employees, or any other third parties, to the extent caused wholly or in part by any act or omission, negligent or otherwise, by Utility Contractor or its officers, directors,

employees, agents, contractors, subcontractors and invitees

arising out of or connected with Utility Contractor's performance or breach of this Agreement, or the exercise by Utility

Contractor of its rights hereunder; provided, however, that the provisions of this Section shall not apply if any such injury,

death or damage is held to have been caused by the negligence or intentional wrongdoing of ATCLLC, its agents or employees.  In furtherance of the foregoing indemnification and not by way of limitation thereof, Utility Contractor hereby waives any defense it otherwise might have under applicable workers' compensation laws.

     (b)  ATCLLC's Indemnification.  Subject to the provisions of

Article 13, ATCLLC shall indemnify, hold harmless and defend

Utility Contractor, its parent and its officers, directors,

employees, affiliates, managers, members, trustees, shareholders,

agents, contractors, subcontractors, invitees and successors,

from and against any and all claims, demands, suits, obligations,

payments, liabilities, costs, losses, judgments, damages and expenses (including the reasonable costs and expenses of any and all actions, suits, proceedings, assessments, judgments,

settlements, and compromises relating thereto, reasonable

attorneys' and expert fees and reasonable disbursements in

connection therewith) for damage to property, injury to any

person or entity, or death of any individual, including Utility

Contractor's employees and affiliates' employees, ATCLLC's

employees, or any other third parties, to the extent caused

wholly or in part by any act or omission, negligent or otherwise,

by ATCLLC or its officers, directors, employees, agents,

contractors, subcontractors and invitees arising out of or

connected with ATCLLC's performance or breach of this Agreement,

or the exercise by ATCLLC of its rights hereunder; provided,

however, that the provisions of this Section shall not apply if any such injury, death or damage is held to have been caused by the negligence or intentional wrongdoing of Utility Contractor,

its agents or employees.  In furtherance of the foregoing

indemnification and not by way of limitation thereof, ATCLLC hereby waives any defense it otherwise might have under

applicable workers' compensation laws.

     (c)  Indemnification Procedures.  Any Party seeking

indemnification under this Agreement shall give the other Party notice of such claim as soon as practicable but in any event on or before the thirtieth (30th) day after the Party's actual

knowledge of such claim or action.  Such notice shall describe the claim in reasonable detail, and shall indicate the amount

(estimated if necessary) of the claim that has been, or may be sustained by, said Party.  To the extent that the other Party will have been actually and materially prejudiced as a result of the failure to provide such notice, such notice will be a

condition precedent to any liability of the other Party under the provisions for indemnification contained in this Agreement.

Neither Party may settle or compromise any claim for which

indemnification is sought under this Agreement without the prior consent of the other Party; provided, however, said consent shall not be unreasonably withheld or delayed.  Each Party's

indemnification obligation will survive expiration, cancellation or early termination of this Agreement.

                           ARTICLE 15

                            INSURANCE

     (a)  The Parties agree to maintain, at their own cost and

expense, general and automobile liability, worker's compensation,

and other forms of insurance relating to their operations for the life of this Agreement in the manner, and amounts, at a minimum,

as set forth below,

     (i)  Workers' Compensation Insurance in accordance with all applicable state, federal and maritime law, including

          Employer's Liability Insurance in the amount of

          $1,000,000 per accident;

     (ii) Commercial General Liability Insurance, including

          Contractual Liability Coverage for liabilities assumed

          under this Agreement, and Personal Injury Coverage in

          the amount of $25,000,000 per occurrence for bodily

          injury and property damage.  Utility Contractor's

          policy shall include ATCLLC and ATC Management Inc. as

          additional insureds and ATCLLC's policy shall include

          Utility Contractor as an additional insured.

     (iii)     Automobile Liability Insurance for all owned,

          non-owned, and hired vehicles with bodily injury limits

          of no less than $5,000,000 per person, $5,000,000 per

          accident; and property damage limits of no less than

          $5,000,000 per accident. Utility Contractor's policy

          shall include ATCLLC and ATC Management Inc. as

          additional insureds and ATCLLC's policy shall include

          Utility Contractor as an additional insured.

     (iv) Where a Party has more than $100 million in assets it may, at its option, self insure all or part of the

          insurances required in this Article; provided, however,

          the self-insuring Party agrees that all other

          provisions of this Article, including, but not limited

          to, waiver of subrogation, waiver of rights of

          recourse, and additional insured status, which provide

          or are intended to provide protection for the other

          Party and its affiliated and associated companies under

          this Agreement, shall remain enforceable.  A Party's

          election to self-insure shall not impair, limit, or in

          any manner result in a reduction of rights and/or

          benefits otherwise available to the other Party and its

          affiliated and associated companies through formal

          insurance policies and endorsements as specified in the

          above parts of this Article.  The self-insuring Party

          agrees that all amounts of self-insurance, retentions

          and/or deductibles are the responsibility of and shall

          be borne by the self-insuring Party.

     (b)  Within fifteen (15) days of the Effective Date, and

each anniversary of the Effective Date, during the term of this

Agreement, (including any extensions), each Party shall provide to the other Party, properly executed and current certificates of insurance with respect to all insurance policies required to be maintained by such Party under this Agreement.  Certificates of insurance shall provide the following information:

     (i)  Name of insurance company, policy number and expiration date;

     (ii) The coverage required and the limits on each, including the amount of deductibles or self-insured retentions,

          which shall be for the account of the Party maintaining

          such policy;

     (iii)     A statement indicating that the other Party shall

          receive at least thirty (30) days prior written notice

          of cancellation or expiration of a policy, or reduction

          of liability limits with respect to a policy; and

     (iv) A statement identifying and indicating that additional insureds have been named as required by this Agreement.

     (c)  At a Party's request, in addition to the foregoing

certifications, the other Party shall deliver to the first Party a copy of applicable sections of each insurance policy.

     (d)  Each Party shall have the right to inspect the original policies of insurance applicable to this Agreement at the other

Party's place of business during regular business hours.

     (e)  If any insurance is written on a "claims made" basis,

the respective Party shall maintain the coverage for a minimum of seven years after the termination of this Agreement.

     (f)  To the extent permitted by the insurer and commercially reasonable, each Party shall obtain waivers of subrogation in favor of the other Party from any insurer providing coverage that is required to be maintained under this Article 15, except for the coverage required under Section 15(a)(i).  A Party shall not be required to obtain a waiver of subrogation if the other Party is not able to obtain a waiver of subrogation from its insurance carrier.

                           ARTICLE 16

                     SUCCESSORS AND ASSIGNS

     This Agreement and each and every covenant, term and

condition hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors,

administrators, successors and permitted assigns. Utility

Contractor shall not assign its rights or obligations hereunder without express written approval of ACTLLC, except it may assign its rights or obligations to a purchaser (or an affiliate) who will own all or substantially all of Utility Contractor's

distribution assets or equity interests and who shall then be bound by all of the provisions of this Agreement.  ATCLLC shall not assign its rights or obligations hereunder without express written approval of Utility Contractor, except it may assign its rights and obligations to a purchaser (or an affiliate) who will own all or substantially all of ATCLLC's transmission assets and who shall then be bound by all of the provisions of this

Agreement.

                           ARTICLE 17

                             NOTICE

      (a) All certificates or notices required hereunder shall be given in writing and addressed or delivered to the

representative(s) specified in this Agreement.  Notices shall be deemed received (i) upon delivery, when personally delivered;

(ii) upon receipt, when sent via registered or certified mail;

(iii) the next business day, when sent via overnight courier; and

(iv) upon transmittal, when sent via facsimile.  Copies of all general correspondence regarding this Agreement shall also be sent to these representative(s).

     (b)  Notices submitted hereunder shall be directed to the

following individuals:

               Notices to Utility Contractor:

               Attn:     Thomas H. Fehring
               Corporate Secretary
               Wisconsin Electric Power Company
               231 West Michigan Street
               P.O. Box 2046
               Milwaukee, WI  53201-2046

               Notices to ATCLLC:

               Attn:     Walter Woelfle
               Vice President, Legal and Secretary
               American Transmission Company, LLC
               N16 W23217 Stone Ridge Drive
               P.O. Box 47
               Waukesha, WI  53187-0047

          All other communications relating to this Agreement should be submitted to:

               Harry L. Terhune
               Vice President - Operations
               American Transmission Company, LLC
               N16 W23217 Stone Ridge Drive
               P.O. Box 47
               Waukesha, WI  53187-0047


     (c)  ATCLLC or Utility Contractor may change their

respective representative(s) designated to receive notice

hereunder by written notice to the other Party.  All

correspondence and transmittals between the parties shall be executed pursuant to coordination procedures that shall be

developed by the parties.

                           ARTICLE 18

                          MISCELLANEOUS

     18.1 Compliance with Laws

     Throughout the term of this Agreement, each Party shall

perform its obligations hereunder in compliance with all present and future federal, state and local statutes, ordinances, rules and regulations, including, but not limited to those pertaining to human safety, protection of property, non-discrimination, and protection of the environment.

     18.2 Entire Agreement

     This Agreement, together with any Service Schedules,

Exhibits, and Schedules attached hereto, is the entire

understanding of the Parties regarding the subject matter hereof,

and supersedes all prior oral or written discussions,

negotiations and agreements the Parties may have had with respect to the subject matter hereof.

     18.3 Counterparts

     This Agreement may be executed in any number of

counterparts, and each counterpart shall have the same force and effect as the original instrument.

     18.4 Amendment

     No amendment, modification or waiver of any term hereof

shall be effective unless set forth in a writing signed by both

ATCLLC and Utility Contractor.

     18.5 Survival

     All warranties, remedial obligations, indemnities and

confidentiality rights and obligations provided for herein shall survive the cancellation, expiration or termination hereof.

     18.6 Independent Contractor

     Utility Contractor at all times shall be deemed to be an

independent contractor and none of its employees or the employees of its contractors shall be considered to be employees of ATCLLC during the term of this Agreement.  Utility Contractor shall have no authority to act on behalf of ATCLLC or bind ATCLLC in any manner except as expressly set forth in this Agreement.  The

Parties acknowledge that neither this Agreement nor any of its provisions are intended to create any partnership or joint

venture between the Parties.

     18.7 Confidentiality

     (a)  "Confidential Information", as used in this Section

18.7, shall mean all information or documentation disclosed or made available by either Party to the other, including but not limited to correspondence between the Parties, business plans,

financial information, policies and procedures, computer

programs, reports and analyses, or other information which a

Party in good faith designates as "Trade Secrets" as that term is defined in Wis. Stat.  134.90(1)(c).

     (b)  In consideration of the disclosure by one Party of

Confidential Information to the other Party, the Parties agree that each of them shall undertake in good faith to accomplish the following additional actions with respect thereto:

               (i)  to use the Confidential information for the

          sole purpose of fulfilling the obligations of the

          Parties pursuant to this Agreement;

               (ii) to safeguard and hold in strict confidence

          all Confidential Information, limiting disclosure of

          Confidential Information to employees, contractors or

          agents who have a need to know;

               (iii)     to protect Confidential Information from

          disclosure to anyone not a party to this Agreement

          without the prior approval of the disclosing Party; and

               (iv) upon the request of the disclosing Party and

          in any event upon cancellation or expiration of this

          Agreement, to return all Confidential Information, or

          to certify that such Confidential Information has been

          destroyed.

     (c)  The restrictions of this Section do not apply to any

information which is already known by the receiving party,

possessed by a third party prior to disclosure, acquired from anyone not a party to this Agreement without restriction, or which is publicly available.

     (d)  Each Party retains all right, title and interest in and to any Confidential Information disclosed by the party hereunder.

     (e)  In the event that either Party is required by

applicable law to disclose any Confidential Information of the other Party, such party shall promptly notify the other Party of such requirement and cooperate with the other Party to protect the Confidential Information from any disclosure not required by law.

     (f)  The obligations of this Section shall survive for a

period of 3 years following any expiration or cancellation of this Agreement.

     18.8 Standards of Conduct

     If the performance of this Agreement requires ATCLLC to

disclose information about the Transmission System to Utility

Contractor, the dissemination of which by Utility Contractor would have been subject to FERC's Standards of Conduct

requirements, 18 C.F.R. Part 37, prior to the transfer of the

Transmission Facilities, such information shall not be disclosed by Utility Contractor or ATCLLC to any persons that would not have been entitled to receive such information prior to such transfer.

     18.9 No Implied Waivers

     The failure of a Party to insist upon or enforce strict

performance of any of the provisions of this Agreement shall not be construed as a waiver or relinquishment to any extent of such

Party's right to assist or rely upon any such provisions, rights and remedies in that or any other instance; rather, the same shall be and remain in full force and effect.

     18.10     No Third-Party Beneficiaries

     This Agreement is intended to be solely for the benefit of

ATCLLC and Utility Contractor and their successors and permitted assigns and is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.

     18.11     Severability

     In the event that any provision of this Agreement is deemed as a matter of law to be unenforceable or null and void, such unenforceable or void portion of such provision shall be deemed severable from this Agreement unless the removal of the

unenforceable provision materially alters the obligations of either Party hereunder.  Even if there is a material alteration in the remainder of the Agreement, the Agreement shall continue in full force and effect as if such provision was not contained herein., but the Parties shall negotiate in good faith new

provisions in relation to the deleted provision that will to the extent practicable restore the benefit of the bargain contained in such provision, and that are consistent with Good Utility

Practice.

     18.12     Governing Law

      This Agreement shall be governed by and construed in

accordance with the laws of the State of Wisconsin, with the exception of any choice of laws provisions.

     18.13     Interpretation.

     If there is any inconsistency between this Agreement and the

Operating Agreement of ATCLLC or the Asset Contribution

Agreement, that other agreement shall prevail to the extent of the inconsistency.

     18.14     Headings

     The headings set forth herein are inserted for convenience and shall have no effect on the interpretation or construction of this Agreement.

     18.15     Modification of  Agreement by Service Schedules

     Service Schedules are intended to specify further terms and conditions of Utility Contractor's provision of Services.  Such agreements may modify or supercede the terms and conditions of this Agreement only to the extent that the Parties obtain any required PSCW approval under Wis. Stat.  196.52.

     18.16     Affiliate Status of Parties

     For purposes of Articles 13, 14, and 15, neither Party shall be treated as an affiliate of the other.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives,

effective as of the date first written above.



                         AMERICAN TRANSMISSION COMPANY, LLC

                         BY     /s/Harry Terhune
                                -------------------------

                         TITLE  Vice President Operations



                         WISCONSIN ELECTRIC POWER COMPANY



                         BY     /s/Charles Cole
                                -----------------------

                         TITLE  Vice President -
                                Distribution Operations




                           SCHEDULE 1
          (ATTACHED TO TRANSITIONAL SERVICES AGREEMENT)


     1.   General Description.

     Utility Contractor shall invoice to ATCLLC the actual costs of providing Services for the previous month.  The invoice will also identify any costs for Services accrued during the previous month by Utility Contractor with the understanding that these accrued costs will be invoiced for payment at a later date (as they are paid by Utility Contractor). Utility Contractor's

invoices to ATCLLC will be in a consistent format and provided monthly together with the Utility Contractor's detailed billing reports supporting the invoice.

     2.   Methods of Calculating Costs to Be Paid by ATCLLC.

          (a)  Direct Costs.  Costs incurred by the Utility

Contractor that are solely and directly attributable to the

Services shall be directly billed to ATCLLC in full.  These

directly billed costs shall be recorded as incurred by Utility

Contractor to internal bookkeeping accounts designated as

transmission billing accounts.  The direct cost for materials and supplies shall be their book value.

          b)   Indirect Costs.  Costs incurred by the Utility

Contractor for activities that support the entire company or which support the Services plus other divisions of the company will be identified and a portion of these costs will be allocated to ATCLLC.  Utility Contractor will identify and aggregate all of these costs into recognizable categories and, in cooperation with

ATCLLC, shall develop methods for calculating the portion of each cost category that should be allocated to ATCLLC.  The method for determining the share allocable to ATCLLC may vary from cost category to cost category.  A document describing the methods for allocating categories of costs to ATCLLC, including any

allocation formulas, will be attached to this Schedule 1.

          (c)  Labor Loadings.  Loadings that account for pension

and employee benefit costs, payroll taxes and costs, and the expense of non-productive time (paid leaves plus, if not a

separate cost category, training) shall be added to any direct or indirect labor costs billed to ATCLLC.  A document describing the methods Utility Contractor will use to calculate and apply labor loadings will be attached to this Schedule 1.

          (d)  Extraordinary Costs.  Subject to Article 5 of the

Agreement, costs incurred by Utility Contractor that are unusual,

special or extraordinary may require unique treatment. Utility

Contractor will notify ATCLLC in advance of incurring such costs whenever possible and as soon as possible after incursion of the cost if advance notice is not possible, but in any event prior to sending ATCLLC an invoice that includes the cost.

                    (e)  Utility Contractor's System for

Recording Its Costs.  Utility Contractor will notify ATCLLC in advance of any changes to its system of recording and tracking its costs that will significantly impact the calculation or

appearance of invoices to ATCLLC.  Utility Contractor will, at

ATCLLC's expense, provide for the transfer to ATCLLC of

electronic billing data in a form usable by ATCLLC's electronic systems for recording and tracking costs of the Services.

     3.   True-ups and Reviews.

     Amounts that have been billed based on estimates will be

adjusted to the Utility Contractor's actual costs after actual costs are known and ATCLLC will pay more or receive a credit, as appropriate, for any true-up. Such true-ups may be performed at any time, but at least one annual true-up will be performed by the Utility Contractor for the previous year before the

expiration of the first quarter of the following year. In

addition, formulas, procedures and allocations may be revised by either Party if the Party proposing the revision can demonstrate to the other Party that new facts have come to light or that it has discovered or developed an improved formula, procedure or method for accurately determining or invoicing actual costs. Any such revision to a formula, procedure or allocation will not be applied retroactively. Amounts previously billed in error,

however, will be corrected in accordance with Section 4 below;

error here includes the long or short-term misapplication of an approved formula. Where refunds or additional amounts are owed due to a true-up or correction, the refund or additional amount shall appear on the next monthly billing following identification of the adjustment.

     4.   Contested Statements.

     ATCLLC may contest, and Utility Contractor may correct, any particular items included in any Utility Contractor invoice

within one year of ATCLLC's receipt of the invoice.  This

provision does not limit ATCLLC's right to audit Utility

Contractor under Section 6.5 of the Agreement.

     5.   Adjustments.

     Utility Contractor shall promptly reimburse or credit ATCLLC for any charges that should not have been billed to ATCLLC as provided in the Agreement and which either Party identifies

within 12 months of ATCLLC's receipt of the invoice containing such charges.  Such reimbursements shall be set forth in the appropriate section of the invoice.  Utility Contractor shall bill ATCLLC for any charges that were not billed but should have been billed to ATCLLC as provided in this Agreement, and which either Party identifies within 12 months of the month that the charges were incurred.

     The amount of any adjustment under this Section shall

reflect interest from the date such amounts were due at the

published prime interest rate of Firstar Bank on the last

business day of the preceding month.